Exhibit 10.1

OPERATING AGREEMENT

OF

Sunset & Gardner INVESTORS LLC

THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED AT ANY TIME, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE MANAGERS OF THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE MANAGERS OF THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE MANAGERS TO THE EFFECT THAT ANY SUCH TRANSFER OR SALE WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

OPERATING AGREEMENT

OF

Sunset & Gardner INVESTORS LLC

THIS OPERATING AGREEMENT is entered into effective as of the 7th day of January, 2016 (“Effective Date”), by and among the Members and Manager of Sunset & Gardner Investors LLC, a Colorado limited liability company (the “Company”), who have signed this Operating Agreement.

The Members are entering into this Operating Agreement to govern the operation of the Company and to set forth and establish the Members’ respective rights and obligations.

NOW THEREFORE, in consideration of the mutual promises of the parties hereto and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties do hereby covenant and agree as follows:

Article 1
DEFINITIONS

The following terms used in this Operating Agreement shall have the following meanings (unless otherwise expressly provided herein):

“Acquisition Costs” means the sum of the costs incurred in the acquisition of the Property and the actual, third party, out-of-pocket due diligence, pre-development planning, design and development, and pre-Closing costs that have been or are anticipated to be incurred at or before the Closing by the Company, any Company Subsidiary or any Member (or Affiliate thereof) in connection with the acquisition of the Property, the formation of the Company and any Company Subsidiaries.

“Act” means the version of the Colorado Limited Liability Company Act adopted by the State of Colorado, Colo. Rev. Stat. §§7-80-101 to 7-80-913, as amended from time to time.

“Additional Capital Contributions” – see Section 4.03.

“Additional Capital Contribution Amount” means the sum of Additional Capital Contribution Amount, reduced by the distributions under Section 6.02(b)

“Adjusted Capital Account” means, with respect to a Member, such member’s Capital Account as of the end of each fiscal year, as the same is specially computed to reflect the adjustments required or permitted to be taken into account in applying Regulations Section 1.704-1(b)(2)(ii)(d) (including adjustments for Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain) and taking into account any amounts such Member is obligated or deemed obligated to restore pursuant to any provision of this Agreement and the Regulations.

“Adjusted Capital Account Deficit” with respect to any Member means, the deficit balance, if any, in such Member’s Capital Account as of the end of any Fiscal Year after giving effect to the following adjustments: (a) credit to such Capital Account the sum of (i) any amount which such Member is obligated to restore to such Capital Account pursuant to any provision of this Agreement, plus (ii) an amount equal to such Member’s share of Partnership Minimum Gain as determined under Regulation Section 1.704-2(g)(1) and such Member’s share of Partner Nonrecourse Debt Minimum Gain as determined under Regulation Section 1.704-2(i)(5), plus (iii) any amounts which such Member is deemed to be obligated to restore pursuant to Regulation Section 1.704-1(b)(2)(ii)(c); and (b) debit to such Capital Account the items described in Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

“Affiliate” with respect to any Person, shall mean any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For the purposes of this definition “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, including trust agreement, or otherwise, and the term “controlled” has the meaning correlative to the foregoing.

“Agreement” means this Operating Agreement.

“Asset Value” with respect to any Company asset means:

(a)          The fair market value when contributed of any asset contributed to the Company by any Member;

(b)          Intentionally Omitted.;

(c)          The fair market value of all Property at the time of the happening of any of the following events: (A) the admission of a Member to, or the increase of an Interest of an existing Member in, the Company in exchange for a Capital Contribution; or (B) the liquidation of the Company under Regulation Section 1.704-1(b)(2)(ii)(g); or

(d)          The Basis of the asset in all other circumstances.

“Bankruptcy” with respect to the Company or any Member means any one of:

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(a)          Filing a voluntary petition in bankruptcy or for reorganization or for adoption of an arrangement under the Bankruptcy Code;

(b)          Making a general assignment for the benefit of creditors;

(c)          The appointment by a court of a receiver for all or a portion of the property of the Company or such Member, as appropriate;

(d)          The entry of an order for relief in the case of an involuntary petition in bankruptcy; or

(e)          The assumption of custody or sequestration by a court of competent jurisdiction of all or substantially all of the Company’s or such Member’s property, as appropriate.

“Basis” with respect to an asset means the adjusted basis from time to time of such asset for federal income tax purposes.

“Cadence” means Cadence Capital Investments LLC, a Delaware limited liability company.

“Capital Account” means an account maintained for each Member in accordance with Regulation Sections 1.704-1(b) and 1.704-2 and to which the following provisions apply to the extent not inconsistent with such Regulations:

(a)          There shall be credited to each Member’s Capital Account (A) such Member’s Capital Contributions; (B) such Member’s distributive share of Profits; (C) any items of income or gain specially allocated to such Member under Section 5.03 of this Agreement; and (D) the amount of any Company liabilities (determined as provided in Code Section 752(c) and the Regulations thereunder) assumed by such Member or to which Property distributed to such Member is subject;

(b)          There shall be debited to each Member’s Capital Account (A) the amount of money and the Asset Value of any Property distributed to such Member pursuant to this Agreement; (B) such Member’s distributive share of Losses; (C) any items of expense or loss which are specially allocated to such Member under Section 5.03 of this Agreement, and (D) the amount of liabilities (determined as provided in Code Section 752(c) and the Regulations thereunder) of such Member assumed by the Company or to which Property contributed to the Company by such Member is subject; and

(c)          The Capital Account of any transferee Member shall include the appropriate portion of the Capital Account of the Member from whom the transferee Member’s Interest was obtained.

“Capital Contribution” means the amount of money and the Asset Value of any property other than money contributed to the Company by a Member pursuant to Sections 4.01 and 4.03 with respect to such Member’s Interest in the Company.

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“Capital Transaction” means the sale, financing or refinancing of any material asset of the Company or its Subsidiaries.

“Capital Interests” shall mean the proportion that a Member’s Unreturned Capital bears to the aggregate Unreturned Capital of all Members as may be adjusted from time to time.

“Cash Flow” means for any period, the extent to which, if any, the Company’s cash on hand exceeds the current and anticipated needs of the Company, as determined by the Managers in their reasonable discretion, including, without limitation, reasonable needs for operating expenses, debt service, and reserves.

“Code” means the Internal Revenue Code of 1986 or corresponding provisions of subsequent superseding federal revenue laws.

“Company” means Sunset & Gardner Investors LLC, a Colorado limited liability company.

“Depreciation” means, for each taxable year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for the year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of the year or other period, Depreciation will be an amount which bears the same ratio to the beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for the year or other period bears to the beginning adjusted tax basis, provided that if the federal income tax depreciation, amortization, or other cost recovery deduction for the year or other period is zero, Depreciation will be determined with reference to the beginning Gross Asset Value using any reasonable method.

“Entity” means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association.

“Fiscal Year” means the taxable year of the Company for federal income tax purposes as determined by Code Section 706 and the Regulations thereunder.

“Force Majeure” means delay or non-performance of any obligation herein if the cause of the delay is directly derived from the following: (a) acts of God or the public enemy, (b) industry-wide lockouts, strikes, interruption of civil or public service, (c) fires, explosions, or other catastrophes, (d) unusually severe weather for the geographic area, including flooding, snow, wind, and rain that could not have been reasonably anticipated and planned for, (e) inability of any party hereto to obtain necessary materials, supplies, or permits due to existing or future rules, regulations, orders, laws or proclamations of governmental authorities (Federal, State and local), and (f) any laws, orders, rules, regulations, acts or restraints of any governmental authority, whether or not lawfully made.

“Strategic Realty Trust SRT” means SRTCC SG, LLC, a Delaware limited liability company.

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SRT Members” means SRT and any Member who received its Interest pursuant to a Permitted SRT Transfer.

“Gross Asset Value” has the meaning for such term set forth to it in Section 5.05.

“Guarantor” means William R Rothacker as guarantor under the terms of the acquisition and development/construction Loan .

“Initial Capital Contributions” means the amount of initial Capital Contributions set forth on Exhibit A, attached hereto and incorporated herein.

“Interest” means the ownership interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which such member may be entitled as provided in this Agreement or the Act, together with the obligations of such Member to comply with all the terms and provisions of this Agreement and the Act. Such Interest of each Member shall, except as specifically provided herein, be the percentage of the aggregate of such benefits or obligations specified in this Agreement as such Member’s Percentage Interest.

“Lender” shall mean any lender making a loan to the Company or a Subsidiary acceptable to the Manager and the Members.

“Loan” means Loans to be obtained by the Company either directly or through one or more of its Subsidiaries, secured by Property, from any lender, as evidenced by Loan Agreement and other security documents dated on or about the date hereof given in connection with the Loan (collectively the “Loan Documents”).

“Managers” shall mean one or more managers. Specifically, “Manager” shall initially mean Sunset & Gardner LA LLC and any other Persons that join or succeed it as Manager pursuant to the terms hereof. References to the Manager in the singular or as him, her, it, itself, or other like references shall also, where the context so requires, be deemed to include the plural or the masculine or feminine reference, as the case may be. Rothacker is the sole member and manager of Sunset & Gardner LA LLC. Rothacker or his successors may appoint a new manager of Sunset & Gardner LA LLC only with the written approval of the Required Percentage.

“Member” means each of the parties who executes a counterpart of this Agreement as a Member and each of the parties who may hereafter become additional or substituted Members.

“Net Proceeds from a Capital Transaction” means:

(a)          In the case of a sale of a material asset of the Company or its Subsidiaries, the proceeds of such sale (including the proceeds of any deferred portion of the sale price and interest thereon, when received), less (a) the closing costs, expenses, and adjustments paid by the Company in connection with the sale, including all real estate broker’s commissions, and (b) the principal and accrued interest and other sums due under the terms of the Loan or any other unrelated third-party indebtedness secured by the Company’s assets which is then required to be and is paid, in whole or in part, with such proceeds; and

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(b)          In the case of a financing or refinancing of a material asset of the Company or its Subsidiaries, all of the Company’s assets, the proceeds of such financing or refinancing, less (a) the closing costs and expenses paid by the Company in connection with same, and (b) the principal and accrued interest and other sums due under the terms of the Loan or any other unrelated third-party indebtedness secured by the Company’s assets which is then required to be and is paid, in whole or in part, with such proceeds.

“Operating Agreement” means this Operating Agreement as originally executed and as amended from time to time.

“Operating Budget” has the meaning set forth for such term in Section 8.21.

“Percentage Interest and Profits Interest” with respect to each Member, means the percentages as shown on Exhibit A hereof under such title.

“Permitted SRT Transfer” means a transfer by SRT of all or a portion of its Member’s Interest pursuant to Section 12.01 of this Agreement and to the extent permitted by the Loan Documents.

“Person” means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such Person where the context so admits.

“Priority Return” means, with respect to each Member, a zero percent (0%) annual rate, determined on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days occurring in the period for which the Priority Return is being determined, compounded, and cumulative to the extent not distributed in any given quarter pursuant to Sections 6.01 and 6.02(e) hereof, of the average daily balance of such Member’s Unreturned Capital from time to time during the period to which the Priority Return relates, commencing on the date such Member first made a Capital Contribution to the Company pursuant to Sections 4.01 and 4.03 hereof.

“Priority Return on Additional Capital Contributions” means, with respect to each Additional Capital Contribution, a twelve percent (12%) annual rate, determined on the basis of a year of 365 days or 366 days, as the case may be, for the actual number of days occurring in the period for which the Priority Return on Additional Capital Contributions is being determined, compounded, and cumulative to the extent not distributed in any given quarter pursuant to Sections 6.01 and 6.02(a) hereof, of the average daily balance of such Additional Contribution amount from time to time during the period to which the Priority Return on Additional Contributions relate, commencing on the date such Member made the Additional Capital Contribution to the Company pursuant to Section 4.03.

“Priority Return on Subsequent Capital Contributions” means, with respect to each Member, an annual rate, determined on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days occurring in the period for which the Priority Return on Subsequent Capital Contribution is being determined, compounded, and cumulative to the extent not distributed in any given quarter pursuant to Sections 6.01 and 6.02(c) hereof, of the average daily balance of such Member’s Unreturned Subsequent Capital from time to time during the period to which the Priority Return on Subsequent Capital relates, commencing on the date such Member first made a Subsequent Capital Contribution to the Company. The Priority Return on Subsequent Capital Contribution annual rate will be ten percent (10%) per annum.

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“Profits” and “Losses” for any Fiscal Year or other period means an amount equal to the Company’s taxable income or loss for such year or period determined in accordance with Code Section 703(a) and the Regulations thereunder with the following adjustments:

(a)          All items of income, gain, loss and deduction of the Company required to be stated separately shall be included in taxable income or loss;

(b)          Income of the Company exempt from federal income tax shall be treated as taxable income;

(c)          Expenditures of the Company described in Code Section 705(a)(2)(B) or treated as such expenditures under Regulation Section 1.704-1(b)(2)(iv)(i) shall be subtracted from taxable income;

(d)          The difference between Basis and Asset Value shall be treated as gain or loss upon the happening of any event described in Article 1(f)(i), (ii) or (iii);

(e)          Gain or loss resulting from the disposition of Property from which gain or loss is recognized for federal income tax purposes shall be determined with reference to the Asset Value of such Property;

(f)          Depreciation shall be determined based upon Asset Value instead of as determined for federal income tax purposes; and

(g)          Items which are specially allocated under Section 5.04 of this Agreement shall not be taken into account.

“Project” shall mean each and any renovation, redevelopment or other capital improvement upon the Property.

“Project Costs” shall mean the entitlement, development and construction costs for the Project, including architectural and engineering costs, permitting fees, any construction management and general contractor costs (including any costs related to shared savings), the costs of materials and equipment incorporated into or used in connection with construction, other amounts payable to construction contractors and subcontractors, insurance costs during construction, interest, fees, costs and expenses of a Loan for financing the Project or any portion of a Loan used to finance the Project, including loan reserves, the initial funding of the operating reserves, taxes on any of the foregoing, and any other categories of costs included as line items in the Operating Budget, including Manager’s reasonable out of pocket expenses to monitor construction of the Project, including an outside construction consultant.

“Property” means the Real Property, and all related personal property, tangible and intangible, owned by the Company.

“Real Property” means the real property described in Exhibit B.

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“Regulations” means the federal income tax regulations, including temporary (but not proposed) regulations, promulgated under the Code.

“Regulatory Allocations” has the meaning for such term set forth in Section 5.06.

“Required Percentage” means the approval of the holders of more than fifty percent (50%) of the aggregate Percentage Interests of the Members.

“Rothacker” means William R. Rothacker, an individual residing in Colorado.

“Subsequent Capital Contributions” means the Capital Contributions the Members are obligated to make pursuant to Section 4.01(b) reduced by the distributions under Section 6.02d

“Subsidiary” means any Person (other than an individual) which is an Affiliate of the Company and in which the Company beneficially owns, directly or indirectly, one hundred percent (100%) of the economic ownership interests.

“Substitute Member” means any Person who or which is admitted to the Company as a substitute Member under this Agreement.

“Unreturned Capital” of any Member on any date shall be equal to the excess, if any, of (a) the aggregate Capital Contributions of such Member under Sections 4.01 and 4.03 as of such date, less (b) the aggregate distributions to such Member of Net Proceeds from a Capital Transaction pursuant to Section 6.02(f) hereof.

“Unreturned Priority Return” of any Member on any date shall be equal to the excess, if any, of (a) the cumulative Priority Return of such Member from the inception of the Company, less (b) the sum of all prior distributions to such Member pursuant to Sections 6.01 and 6.02(a) hereof.

“Unreturned Priority Return on Additional Capital Contributions” of any Additional Capital Contribution Funder on any date shall be equal to the excess, if any, of (a) the cumulative Priority Return on Additional Capital Contributions of such Additional Capital Contribution Funder from the inception of the Company, less (b) the sum of all prior distributions to such Additional Capital Contribution Funder pursuant to Sections 6.01 and 6.02(c) hereof.

“Unreturned Priority Return on Subsequent Capital Contributions” of any Member on any date shall be equal to the excess, if any, of (a) the cumulative Priority Return on Subsequent Capital Contributions of such Member from the first Subsequent Capital Contribution, less (b) the sum of all prior distributions to such Member pursuant to Sections 6.01 and 6.02(c) hereof.

Article 2
FORMATION OF COMPANY

2.01         Formation. On January __, 2016, the Company was organized as a Colorado limited liability company under and pursuant to the Act.

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2.02        Name. The name of the Company is Sunset & Gardner Investors LLC, a Colorado limited liability company.

2.03        Principal Place of Business. The principal place of business of the Company shall be c/o Cadence Capital Investments LLC, 6400 S. Fiddler’s Green Circle, Suite 1820, Greenwood Village, CO 80111. The Company may locate its places of business and registered office at any other place or places as the Managers may from time to time deem advisable.

2.04        Registered Office and Registered Agent. The Company’s registered office shall be at the office of its registered agent at c/o Cadence Capital Investments LLC, 6400 S. Fiddler’s Green Circle, Suite 1820, Greenwood Village, CO 80111 and the name of its initial registered agent at such address shall be T. Andrew Willock.

2.05        Articles of Organization. The Articles of Organization filed on January ____, 2016 with the Secretary of State of the State of Colorado (the “Articles of Organization”) are hereby adopted and incorporated by reference in this Operating Agreement. In the event of any inconsistency between the Articles of Organization and this Agreement, the terms of the Articles of Organization shall govern.

2.06        Subsidiaries. The Members acknowledge and agree that the Property may be directly owned by one or more Subsidiaries rather than directly by the Company. Notwithstanding anything in this Agreement to the contrary, the Manager and/or the Members who have the power to control any action, decision or other matter on behalf of the Company pursuant to the terms and conditions of this Agreement (subject to the consent of the Members as provided herein, if any) shall have the same power and control rights with respect to any such action, decision or other matter on behalf of any Subsidiary of the Company, including, without limitation, the formation, terms of ownership and disposition of such Subsidiary; provided that no ownership interest in any Subsidiary shall be held by any Person other than the Company or another Subsidiary of the Company without the prior approval of the Required Percentage.

Article 3
BUSINESS OF COMPANY

3.01        Permitted Business. The business of the Company shall be:

(a)          To develop, renovate, demolish, rebuild, expand, finance, own, manage, operate, lease and hold for investment or sell the Property directly or through a Subsidiary. Except for the acquisition and development/construction Loans and any refinance thereof, no Acquisition Indebtedness as defined in Section 514 of the Code or any other indebtedness, except for liabilities and obligations incurred in the ordinary course of business may be incurred by the Company or a Subsidiary without the written consent of holders of not less than the Required Percentage.

(b)          Subject to Section 10.10, to obtain the Loan from the Lender (together with its successors and/or assigns) with respect to the Company’s or a Subsidiary’s refinancing, operation, development and management of the Property;

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(c)          To form, manage, maintain, operate, dissolve, liquidate and terminate one or more Subsidiaries for the purpose of facilitating the foregoing activities; and

(d)          To exercise all other powers necessary to reasonably be connected with the Company’s or a Subsidiary’s business which may legally be exercised by limited liability companies under the Act with respect to the Property or a Subsidiary and to engage in all activities necessary, customary, convenient, or incident to any of the foregoing, in each cash consistent with the Company or its Subsidiaries’ Operating Budget.

(e)          Notwithstanding the foregoing or anything to the contrary herein, no action shall be taken, sum expended, or obligation incurred by the Managers or the Company regarding the matters described below (the “Major Decisions”) unless the same has been approved by the Required Percentage:

(i)          Approval of the terms, provisions and conditions of any sale or Transfer of: (A) the Company’s membership interest in its Subsidiaries who own the Property, or (B) any member’s rights to receive distributions of Cash Flow or Net Proceeds from a Capital Transaction pursuant to Sections 6.01 and 6.02, except that approval by the Required Percentage is not required for Transfers to Affiliates of Rothacker controlled by Rothacker, Transfers resulting from Rothacker’s death or incapacity, or Transfers of such interests for estate planning purposes (provided Rothacker remains in control thereof), and Transfers to Affiliates of SRT controlled by Strategic Realty Trust, Inc.;

(ii)         Changing the purpose and scope of the Company or a Subsidiary, as provided in Section 3.01;

(iii)        Merging or consolidating the Company or either of its Subsidiaries with any entity, or converting into another form of entity;

Other Business. The transaction of any or all lawful business for which limited liability companies may be organized under Colorado law customary, convenient, or incident to any of the matters set forth in Section 3.01.

3.02         Limitation. If required by any lender in order for the Company or a Subsidiary to obtain a loan, the Company is authorized to adopt one or more appendices to this Agreement or the Operating Agreement of any Subsidiary that contain restrictions on the Company’s or a Subsidiary’s business (“SPE-Appendices”), and the Company’s or Subsidiary’s power and authority shall be limited to the extent set forth in all SPE-Appendices. SPE-Appendices, if any, are contained in Exhibit C attached hereto.

3.03         Proposed Action Approvals. To the extent that the Company would take an action outside the ordinary course of improving, operating, maintaining or owning buildings similar to those located on the Property and/or a shopping center in the greater Los Angeles metropolitan area, or take any actions listed in Exhibit D in addition to any other approvals required hereunder, the Manager shall provide notice to SRT of the proposed action (“Proposed Action”) and SRT shall have the right to disapprove the Proposed Action to the extent that the Proposed Action would negatively impact SRT or cause SRT to be in violation of the applicable laws governing Real Estate Investment Trusts. SRT shall notify Manager within five (5) business days whether such action is disapproved for the reasons set forth herein specifying the applicable potential violation to the extent the same is not listed on Exhibit D, otherwise such action shall be deemed approved.

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Article 4
CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

4.01        Members Capital Contributions.

(a)          Members Initial Capital Contributions. The Initial Capital Contributions to the Company of each of the Members have been made concurrently with the Effective Date.

(b)          Members Subsequent Capital Contributions. The Members commit to fund their respective Subsequent Capital Contributions (herein so referenced) as set forth on Exhibit A within fifteen (15) days of when called by the Manager in writing both (i) within thirty six (36) months of this agreement and (ii) for the express purpose of funding Project Costs not otherwise funded through Loans and cash on hand.

4.02        Withdrawal or Reduction of Members’ Contributions to Capital.

(a)          A Member shall not receive out of the Company’s Property any part of such Member’s contributions to capital until all liabilities of the Company, except liabilities to Members on account of their contributions to capital, have been paid or there remains Property of the Company sufficient to pay them.

(b)          A Member, irrespective of the nature of such Member’s contribution, has the right to demand and receive only cash in return for such Member’s contribution to capital.

4.03        Additional Capital Contributions. If the Members unanimously determine that the Company requires Additional Capital Contributions other than to satisfy any obligation of the Company pursuant to Section 8.05(d) (“Additional Capital Contributions”), then the Company shall send notice to the Members requesting Additional Capital Contributions in accordance with the agreement of the Members. All Capital Contributions that are not either Initial Capital Contributions or Subsequent Capital Contributions will be Additional Capital Contributions. The Additional Capital Contribution shall be paid the Priority Return on Additional Capital Contributions and the Additional Capital Contribution shall be repaid pursuant to Section 6.02(b).

4.04        Loans. The Members acknowledge that the Company or its Subsidiaries shall obtain the acquisition and development/construction loans and use the net proceeds thereof primarily to acquire and improve the Real Property. Subject to the approval rights set forth in Section 10.10, the Members hereby authorize the Manager, acting alone, to execute and deliver a promissory note, deed of trust, assignment of leases and rents, security agreement, financing statement and any other collateral documents necessary in Manager’s sole discretion to evidence and secure the Loan. In no event shall a Member have any liability for repayment of the Loan.

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4.05        Loans by Members to Company. With the written consent of both (1) the Managers and (2) holders of not less than the Required Percentage, any Member may loan money to, act as surety for, or transact other business with the Company, and, subject to other applicable laws, shall have the same rights and obligations with respect thereto as a Person who is not a Member, but no such transaction shall be deemed to constitute a Capital Contribution to the Company and shall not increase the Capital Account of any Member engaging in any such transaction. Unless the Members agree to the contrary, the terms of any such loan must be no less favorable to the Company than the terms that would apply with respect to a loan of a similar amount for a similar purpose by an unrelated lending institution. No Member shall be obligated to make a loan to the Company.

4.06        No Third Party Beneficiaries. The provisions of this Article 4 are not intended to be for the benefit of and shall not confer any rights on any creditor or other Person (other than a Member in such Member’s capacity as a Member) to whom any debts, liabilities or obligations are owed by the Company or any of the Members.

4.07        Miscellaneous.

(a)          No Interest on Capital Contribution. No Member shall be entitled to or shall receive interest on such Member’s Capital Contribution.

(b)          No Withdrawal of Capital Contribution. No Member may withdraw any capital from the capital of the Company except as expressly provided herein or under the Act.

(c)          No Priority of Return of Capital Contribution. No Member shall have any priority over any other Member with respect to the return of any Capital Contribution, except as expressly provided herein.

Article 5
ALLOCATIONS

5.01        Profits, Losses and Distributive Shares of Tax Items. Except as otherwise provided in Sections 5.04 and 5.06, Profits and Losses for any taxable year or other period shall be allocated among the Members to the extent necessary to cause the Capital Account balance of each Member (determined after reflection therein of allocations for such period under Section 5.04 or Section 5.06 to equal the amounts distributed to such Member for such year under Sections 6.01 and 6.02, as applicable, and the additional amount that would be distributable to such Member under Article 6 hereof if, at the time of the allocation pursuant to this Section 5.01, all payments then due and payable to the Company from each Member were made, and the Company sold all of its remaining assets for an amount equal to their respective Gross Asset Values (i.e., for an amount such that no additional Profits or Losses are generated under clause (iii) of the definition of “Profits” and “Losses”), repaid all Company liabilities (limited, in the case of non-recourse liabilities to the Gross Asset Value of the property securing such liability) and distributed all remaining proceeds, together with amounts held in reserve account, among the Members in accordance with Article 6 on the last day of such taxable year.

5.02        Reserved.

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5.03        General Provisions.

(a)          Except as otherwise provided in this Agreement, the Members’ distributive shares of all items of Company income, gain, loss, and deduction are the same as their distributive shares of Profits and Losses.

(b)          The Managers shall allocate Profits, Losses, and other items properly allocable to any period using any method permitted by Code Section 706 and the Regulations thereunder.

(c)          To the extent permitted by Regulations Section 1.704-2(h) and Section 1.704-2(i)(6), the Managers shall endeavor to avoid treating distributions of Operating Cash Flow and of Sales and Refinancing Cash Flow as being from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt (as defined in Regulation Sections 1.704-2(b)(3) and 1.704-2(b)(4), respectively).

(d)          If there is a change in any Member’s Interest in the Company during a Fiscal Year, each Member’s distributive share of Profits or Losses or any item thereof for such Fiscal Year, shall be determined by any method prescribed by Code Section 706(d) or the Regulations thereunder that takes into account the varying Interests of the Members in the Company during such Fiscal Year.

(e)          The Members agree to report their shares of income and loss for federal income tax purposes in accordance with the provisions of this Article 5.

5.04        Special Provisions.

(a)          Minimum Gain Chargeback. Notwithstanding any other provision of this Article 5, if there is a net decrease in Partnership Minimum Gain (as defined in Regulation Section 1.704-2(d)) during any Fiscal Year, then each Member shall be allocated such amount of income and gain for such year (and subsequent years, if necessary) determined under and in the manner required by Regulation Section 1.704-2(f) as is necessary to meet the requirements for a minimum gain chargeback as provided in that Regulation.

(b)          Partner Nonrecourse Debt Minimum Gain Chargeback. Notwithstanding any other provision of this Article 5 except Section 5.03(b), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain (as defined in accordance with Regulation Section 1.704-2(i)(3)) attributable to a Partner Nonrecourse Debt (as defined in Regulation Section 1.704-2(b)(4)) during any Fiscal Year, any Member who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt determined in accordance with Regulation Section 1.704-2(i)(5), shall be allocated such amount of income and gain for such year (and subsequent years, if necessary) determined under and in the manner required by Regulation Section 1.704-2(i)(4) as is necessary to meet the requirements for a chargeback of Partner Nonrecourse Debt Minimum Gain as is provided in that Regulation.

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(c)          Qualified Income Offset. If a Member unexpectedly receives any adjustment, allocation or distribution described in Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specifically allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Subsection shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in Section 5.01 and this Section 5.04 of this Agreement tentatively have been made as if this Subsection (d) were not in this Agreement.

(d)          Limitation on Losses. Notwithstanding anything else contained in this Agreement, Losses allocated to any Member pursuant to Section 5.01 of this Agreement shall not exceed the maximum amount of Losses that may be allocated without causing such Member to have an Adjusted Capital Account Deficit at the end of the Fiscal Year for which the allocation is made.

(e)          Code Section 754 Adjustment. To the extent that an adjustment to the Basis of any asset pursuant to Code Section 734(b) or Code Section 743(b) is required to be taken into account in determining Capital Accounts as provided in Regulation Section 1.704-1(b)(2)(iv)(m), the adjustment shall be treated (if an increase) as an item of gain or (if a decrease) as an item of loss, and such gain or loss shall be allocated to the Members consistent with the allocation of the adjustment pursuant to such Regulation.

(f)          Nonrecourse Deductions. Nonrecourse Deductions (as determined under Regulation Section 1.704-2(c)) for any Fiscal Year shall be allocated among the Members in proportion to their Percentage Interests.

(g)          Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions (as defined under Regulation Section 1.704-2(i)(2)) shall be allocated pursuant to Regulation Section 1.704-2(i) to the Member who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which it is attributable.

(h)          Purpose and Application. The purpose and the intent of the special allocations provided for in this Section 5.04 are to comply with the provisions of Regulation Sections 1.704-1(b) and 1.704-2, and such special allocations are to be made so as to accomplish that result. However, to the extent possible, the Managers, in allocating items of income, gain, loss, or deduction among the Members, shall take into account the special allocations in such a manner that the net amount of allocations to each Member shall be the same as such Member’s distributive share of Profits and Losses would have been had the events requiring the special allocations not taken place. The Managers shall apply the provisions of this Section 5.04 in whatever order the Managers reasonably believe will minimize any economic distortion that otherwise might result from the application of the special allocations.

5.05        Adjustment of Gross Asset Value. “Gross Asset Value,” with respect to any asset, is the adjusted basis of that asset for federal income tax purposes, except as follows:

(a)          The initial Gross Asset Value of any asset contributed (or deemed contributed under Code Sections 704(b) and 752 and the Regulations promulgated thereunder) by a Member to the Company will be the fair market value of the asset on the date of the contribution, as reasonably determined by the Manager.

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(b)          The Gross Asset Values of all Company assets will be adjusted to equal the respective fair market values of the assets, as determined by the Manager in its reasonable discretion, as of (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution, (ii) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company if an adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company, and (iii) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g).

(c)          The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to be the gross fair market value of the asset on the date of distribution, as reasonably determined by the Manager.

(d)          The Gross Asset Value of Company assets will be increased or decreased to reflect any adjustment to the adjusted basis of the assets under Code Section 734(b) or 743(b), but only to the extent that the adjustment is taken into account in determining Capital Accounts under Regulations Section 1.704-1(b)(2)(iv)(m), provided that Gross Asset Values will not be adjusted under this Section 5.05(d) to the extent that the Manager determines that an adjustment under Section 5.05(b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment under this Section 5.05(d).

(e)          After the Gross Asset Value of any asset has been determined or adjusted under Section 5.05(a), 5.05(b) or 5.05(d), Gross Asset Value will be adjusted by the Depreciation taken into account with respect to the asset for purposes of computing Profits or Losses.

5.06        Curative Allocations. The allocations set forth in Section 5.04 (the “Regulatory Allocations”) are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2. The Regulatory Allocations may affect results which would be inconsistent with the manner in which the Members intend to divide Company Distributions. Accordingly, the Board of Directors is authorized to divide other allocations of Profits, Losses, and other items among the Members, to the extent that they exist, so that the net amount of the Regulatory Allocations and the special allocations to each Member is zero. The Manager will have discretion to accomplish this result in any reasonable manner that is consistent with Code Section 704 and the related Regulations.

5.07        Code Section 704(c) Allocations. Solely for federal, state, and local income tax purposes and not with respect to determining any Member’s Capital Account, distributive shares of Profits, Losses, other items, or distributions, a Member’s distributive share of income, gain, loss, or deduction with respect to any Property (other than money) contributed to the Company, or with respect to any Property the Asset Value of which was adjusted as provided in Article 1(f)(iii) of this Agreement upon the acquisition of an additional Interest in the Company by a new Member or existing Member in exchange for a Capital Contribution, shall be determined in accordance with Code Section 704(c) and the Regulations thereunder or with the principles of such provisions.

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5.08        Allocations Relating to Taxable Issuance of Interest. Any income, gain, loss or deduction realized, by the Company as a direct or indirect result of the issuance of an Interest by the Company (the “Issuance Items”) shall be allocated among the Members, so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Member, shall be equal to the net amount that would have been allocated to each such Member if the Issuance Items had not been realized.

Article 6
DISTRIBUTIONS

6.01        Cash Flow. The Managers shall determine and distribute the Company’s Cash Flow to the Members in the same manner as Net Proceeds from a Capital Transaction are distributed pursuant to Section 6.02.

6.02        Net Proceeds from a Capital Transaction. The Managers shall determine and distribute the Net Proceeds from a Capital Transaction to the Members as follows:

(a)          First, for so long as the Additional Capital Contribution Funders Unreturned Priority Return on Additional Capital Contributions is in excess of $0.00, in the proportion that the Additional Capital Contributions Amount of an Additional Capital Contribution Funder bears to the total Additional Capital Contributions Amount of all of the Additional Capital Contribution Funders.

(b)          Second, for so long as Additional Capital Contribution Amount is in excess of $0.00, 100% shall be distributed to the Additional Capital Contribution Funders, in proportion that the Additional Capital Contribution Amount of the Additional Capital Contribution Funder bears to the total Additional Capital Contribution Amount of all of the Additional Capital Contribution Funders.

(c)          Third, for so long as the Unreturned Priority Return on Subsequent Capital Contributions is in excess of $0.00, 100% shall be distributed pro rata to Members in the proportion of their Unreturned Priority Return on Subsequent Capital Contributions.

(d)          Fourth, for so long as Subsequent Capital Contribution Amount is in excess of $0.00, 100% shall be distributed to the Members in proportion of their Unreturned Subsequent Capital Contributions.

(e)          Fifth, for so long as Members’ Unreturned Priority Return is in excess of $0.00, in the proportion that the Unreturned Priority Return of a Member bears to the total Unreturned Priority Return of all of the Members.

(f)          Sixth, to the Members in an amount equal to the sum of their Unreturned Capital, to each Member in the proportion that its Unreturned Capital bears to the total of all Members’ Unreturned Capital.

(g)          Seventh, pro rata to the Members in accordance with their respective Profits Interests as set forth in Exhibit A.

6.03        Division among Members. If there is a change in a Member’s Interest in the Company during a Fiscal Year, any distributions thereafter shall be made so as to take into account the varying Interests of the Members during the period to which the distribution relates in any manner chosen by the Managers that is provided in Code Section 706(d) and the Regulations thereunder.

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Article 7
BOOKS, RECORDS, AND ACCOUNTING

7.01        Books and Records. The Company shall maintain at its principal place of business books of account that accurately record all items of income and expenditure relating to the business of the Company and that accurately and completely disclose the results of the operations of the Company. Such books of account shall be maintained on the method of accounting selected by the Managers consistently applied, and on the basis of the Fiscal Year. Each Member, upon not less than seventy-two (72) hours advance written notice to the Managers, at such Member’s own expense, shall have the right to inspect, copy, and audit the Company’s books and records at any time during normal business hours without notice to any other Member.

7.02        Reports. The Manager shall, at Company expense, cause to be prepared and furnished to the Members: on or before the 5th day following the close of each month financial statements with respect to the Company consisting of a balance sheet, income statement, and the statement of the Members’ capital positions. In any event, the Manager shall cause to be furnished to the Members sufficient information to enable them to file all state and federal tax returns in respect of their Membership Interest not later than January 5th of the applicable year, together with the REIT reporting information listed on Exhibit D, within the time frames stated on Exhibit D Manager shall also provide such additional reports to the Members regarding the business and affairs of the Company as the Members may, from time to time, reasonably request. The Manager shall collaborate with SRT’s auditors as reasonably necessary and shall provide requested data and answer financial questions in a timely manner. The Members acknowledge and agree that SRT is a public, non-traded REIT managed by SRT Advisor LLC, with public company filing requirements with the SEC. Manager agrees to provide any additional reporting reasonably requested by SRT or its auditors in order to permit SRT to comply with those filing requirements in a timely and complete manner. Manager shall also provide a management representation letter in form similar to that attached hereto as exhibit C, with such modifications as are reasonably requested by SRT’s auditor, and will reasonably cooperate with SRT’s auditor in any reviews of the information provided. All financial information prepared by the Manager and furnished to SRT shall be prepared in accordance with generally accepted accounting principles. SRT agrees that all requests hereunder shall be given in a timely manner in order for Manager to prepare such reports and SRT agrees to reasonably cooperate with Manager regarding Manager’s compliance herewith. Manager may have its Affiliates or third parties prepare and/or assist in preparation of such reporting and reasonable costs and expenses charged by unaffiliated third parties shall be paid for by the Company.

7.03        Tax Returns. The Managers shall cause the Company to prepare and timely file all income tax and other tax returns of the Company. The Managers shall furnish to each Member a copy of all such returns together with all schedules thereto and such other information which each Member may request in connection with such Member’s own tax affairs.

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7.04        Special Basis Adjustment. At the request of either the transferor or transferee in connection with a transfer of an Interest in the Company approved by the Members pursuant to Article 13 of this Agreement, the Managers shall cause the Company to make the election provided for in Code Section 754 and maintain a record of the adjustments to Basis of Property resulting from that election. Any such transferee shall pay all costs incurred by the Company in connection with such election and the maintenance of such records.

7.05        Tax Matters Partner.

(a)          Manager is hereby designated the Tax Matters Partner (as defined in the Code) on behalf of the Company.

(b)          Without the consent of the Managers, the Tax Matters Partner shall have no right to extend the statute of limitations for assessing or computing any tax liability against the Company or the amount of any Company tax item.

(c)          If the Tax Matters Partner elects to file a petition for readjustment of any Company tax item (in accordance with Code Section 6226(a)) such petition shall be filed in the United States Tax Court unless the Managers agree otherwise.

(d)          The Tax Matters Partner shall, within ten (10) business days of receipt thereof, forward to each Member a photocopy of any material correspondence relating to the Company received from the Internal Revenue Service. The Tax Matters Partner shall, within ten (10) business days thereof, advise each Member in writing of the substance of any conversation held with any representative of the Internal Revenue Service.

(e)          Any reasonable costs incurred by the Tax Matters Partner for retaining accountants and/or lawyers on behalf of the Company in connection with any Internal Revenue Service audit of the Company shall be expenses of the Company. Any accountants and/or lawyers retained by the Company in connection with any Internal Revenue Service audit of the Company shall be selected by the Tax Matters Partner and the fees therefore shall be expenses of the Company.

7.06        Bank Accounts. The Managers shall establish and maintain one or more separate accounts in the name of the Company in one or more federally insured banking institutions of its choosing into which shall be deposited all funds of the Company and from which all Company expenditures and other disbursements shall be made. Unless otherwise decided by the Managers, funds may be withdrawn from such accounts on the signatures of any Manager, individually and not collectively, or such other Person or Persons that the Managers shall determine.

Article 8
MANAGEMENT

8.01        Management. The business and affairs of the Company shall be managed by the designated Managers. The Managers shall direct, manage and control the business of the Company to the best of such Managers’ ability and shall have full and complete authority, power and discretion to make any and all decisions and to do any and all things which the Managers shall deem to be reasonably required in light of the Company’s business and objectives, subject to any limitations set forth herein.

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8.02        Number, Tenure and Qualifications. The number of Managers of the Company shall be fixed from time to time by the unanimous vote of the Members but in no instance shall there be less than one Manager. Each Manager shall hold office until removed pursuant to Section 8.16 or until such Manager’s successor shall have been elected and qualified. Managers shall be elected by the unanimous affirmative vote of the Members. The initial Manager shall be Sunset & Gardner LA LLC, provided, however, if Rothacker dies or becomes disabled, the Members may appoint a new Manager under Section 8.17. If William R. Rothacker is not able to serve as manager of Sunset & Gardner LA LLC due to death or disability William R. Rothacker, Jr. (or if unable to serve, then Laura J. Christman) shall serve as manager of Sunset & Gardner LA LLC until the Members appoint a new Manager under Section 8.17. In the event that William R. Rothacker ceases to be the manager of Sunset & Gardner LA LLC the replacement manager shall immediately notify all Members of such in writing.

8.03        Certain Powers of Managers. Without limiting the generality of Section 8.01, unless expressly provided to the contrary herein (including without limitation in Section 3.01 above), any Manager shall have power and authority, upon unanimous decision of all of the Managers at such times as more than one Manager has been appointed, on behalf of the Company:

(a)          To acquire the Property and discharge all of the Acquisition Costs. The fact that a Member is directly or indirectly affiliated or connected with any such Person shall not prohibit the Managers from dealing with that Person, but any Acquisition Costs payable to affiliated entities must be approved by SRT (SRT acknowledges that an affiliate of Manager has funded deposits totaling $600,000 and approves reimbursement of these deposits and any additional deposits that may be paid prior to acquisition. Also, reasonable payments to Willco for legal services for the PSA, loan, and acquisition are approved);

(b)          To borrow money from banks, other lending institutions, the Members, or affiliates of the Members on such terms as it deems appropriate. Except as otherwise provided in the Act, no debt shall be contracted or liability incurred by or on behalf of the Company except by the Company’s Managers, and in no event shall any Member have any liability for repayment of any loans obtained by the Company;

(c)          To hypothecate, encumber and grant security interests in the assets of the Company;

(d)          To purchase liability and other insurance to protect the Company’s Property and business;

(e)          To hold and own any and all of the Company’s Property on behalf of and in the name of the Company;

(f)          To invest any Company funds temporarily (by way of example but not limitation) in time deposits, short-term governmental obligations, commercial paper or other investment grade investments;

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(g)          [intentionally omitted];

(h)          Except as otherwise provided in Sections 3.01 and 10.09 of this Agreement, to execute on behalf of the Company all instruments and documents, including, without limitation, checks, drafts, notes and other negotiable instruments, mortgages or deeds of trust, security agreements, financing statements, documents providing for the acquisition, mortgage or disposition of the Company’s property, assignments, bills of sale, leases, operating agreements, and any other instruments or documents necessary, in the opinion of the Managers, to the business of the Company;

(i)          To employ accountants, legal counsel, managing agents or other experts to perform services for the Company and to compensate them from Company funds;

(j)          To enter into any and all other agreements on behalf of the Company, with any other Person for any purpose, in such forms as the Managers may approve; and

(k)          To do and perform all other acts as may be necessary or appropriate to the conduct of the Company’s business.

Unless authorized to do so by this Operating Agreement or by the Managers of the Company, no Member or agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable pecuniarily for any purpose. However, the Managers may act by a duly authorized attorney-in-fact.

A Manager of the Company shall perform such Manager’s duties, including duties as a member of any committee upon which such Manager may serve, in good faith, in a manner such Manager reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A Person who so performs such Person’s duties shall not have any liability by reason of being or having been a Manager of the Company.

In performing the duties of a Manager, a Manager shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups listed in Subsections (a), (b) and (c) of this Section 8.04 unless such Manager has knowledge concerning the matter in question that would cause such reliance to be unwarranted:

(l)          one or more of the Company whom the Manager reasonably believes to be reliable and competent in the matters presented;

(m)          counsel, public accountants, or other persons as to matters that the Manager reasonably believes to be within such persons’ professional or expert competence; or

(n)          a committee, upon which such Manager does not serve, duly designated in accordance with the provisions of this Operating Agreement, as to matters within its designated authority, which committee the Manager reasonably believes to merit confidence.

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A Manager does not, in any way, guarantee the return of the Members’ Capital Contributions or a profit for the Members from the operations of the Company. A Manager shall not be responsible to any Members because of a loss of their investment in the Company or a loss in the operations of the Company, unless the loss shall have been the result of the Manager not acting in good faith as provided in this Section. A Manager shall incur no liability to the Company or to any of the Members as a result of engaging in any other business or venture. Managers shall be entitled to any other protection afforded to Managers under the Act.

8.04        Managers Have No Exclusive Duty to Company; Disclaimer of Duty by Rothacker as Guarantor. A Manager shall not be required to manage the Company as such Manager’s sole and exclusive function, and each Manager may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of any Manager or to the income or proceeds derived therefrom. Further, any violation or failure to comply with the terms of a guaranty given by Rothacker to Lender in connection with the Loan shall not be treated as a violation of any duty Sunset & Gardner LA LLC may have to the Company, the Members or any other Manager unless such violation or failure to comply was caused by or resulted from the fraud, willful misconduct or gross negligence of Manager or Rothacker, or to the extent caused by violations of the covenants of the Guarantor under the terms of the Guarantee to the extent within the control of Guarantor. No action or inaction by Sunset & Gardner LA LLC shall limit, alter or otherwise reduce the right to indemnification set forth in this Agreement, provided, however, that neither Sunset & Gardner LA LLC nor Rothacker shall be indemnified under this Agreement for its or his own fraud, willful misconduct or gross negligence or for violations of the covenants of the Guarantor under the terms of the Guarantee to the extent within the control of Guarantor.

8.05        Indemnity of the Managers or Agents.

(a)          The Company shall indemnify every Member and Manager, agents of Company or employees of Manager’s Affiliates with respect to the payments made and personal liabilities reasonably incurred by such party or person in the ordinary and proper conduct of the Company’s business or property. The Company shall further indemnify, defend and hold harmless Rothacker in respect to any payments made and personal liabilities incurred in his capacity as guarantor with respect to the Loan, except to the extent caused by his own fraud, willful misconduct, or gross negligence, or for violations of the covenants of the Guarantor under the terms of the Guarantee to the extent within the control of the Guarantor, which obligation of the Company shall be subordinate to the Company or its Subsidiaries obligations to Lenders while the Loans are outstanding.

(b)          The Company may purchase and maintain insurance on behalf of a person who is or was a manager, fiduciary, Affiliate, or agent of the Company or who, while a manager, employee, fiduciary, Affiliate, or agent of the Company, is or was serving at the request of the Company as manager, officer, partner, trustee, fiduciary, or agent of any other foreign or domestic limited liability company or any corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against or incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Article. Any such insurance may be procured from any insurance company designated by the Managers of the Company, whether such insurance company is formed under the laws of the State of Colorado or any other jurisdiction of the United States or elsewhere.

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(c)          Any indemnification of or advance of expenses to a Manager in accordance with this Article, if arising out of a proceeding by or on behalf of the Company, shall be reported in writing to the Members with or before the notice of the next Members’ meeting.

(d)          The indemnification set forth in this Article shall in no event cause the Members to incur any liability, or result in any liability of the Members to any third party, beyond those liabilities specifically enumerated in the Articles of Organization, the Act or this Agreement, nor shall any Member be required to make any Additional Capital Contribution to satisfy the obligations of the Company under this Article.

8.06        Transactions with Company or Otherwise. Any of the Managers, or any agent or servant of any of the Managers, may engage in and possess any interest in other businesses or ventures of every nature and description, independently or with other Persons, whether or not directly or indirectly in competition with the business or purpose of the Company, and neither the Company nor any of the Members shall have any rights, by virtue of this Agreement or otherwise, in and to such independent ventures or the income or profits derived therefrom, or any rights, duties, or obligations in respect thereof.

8.07        Regular Meetings. A regular meeting of the Managers shall be held without the requirement of any other notice immediately after, and at the place as determined by the Managers. The Managers may provide, by resolution, the time and place, either within or without the State of Colorado, for the holding of additional regular meetings without notice other than such resolution.

8.08        Special Meetings. Special Meetings of the Managers shall be called by or at the request of any Manager. The Persons calling the special meetings of the Managers may fix any place, either within or without the State of Colorado, as the place for holding any special meeting of the Managers.

8.09        Notice. Written notice of any special meeting of Managers shall be given to every Manager at least twenty-four (24) hours prior to such meeting.

Any Manager may waive notice of any meeting. The attendance of a Manager at any meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Managers need be specified in the notice or waiver of notice of such meeting.

When any notice is required to be given to a Manager, a waiver thereof in writing signed by such Manager, whether before, at, or after the time stated therein, shall constitute the giving of such notice.

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8.10        Quorum. All of the Managers fixed by or pursuant to Section 8.02 of this Agreement shall constitute a quorum for the transaction of business at any meeting of the Managers, but if less than all of the Managers are present at a meeting, a majority of the Managers present may adjourn the meeting from time to time without further notice.

8.11        Manner of Acting. In all actions to be taken by the Managers pursuant to this Agreement, unless expressly provided to the contrary herein, the signature of any one manager shall be sufficient to evidence said act and each individual manager may act unilaterally on behalf of the Company and said Manager’s act shall be valid and binding upon the Company.

8.12        Informal Act by Managers. Any action required or permitted to be taken at a meeting of the Managers or of any committee designed by said Managers may be taken without a meeting if the action is evidenced by the signature of the number of Managers that would be required to approve such action at a meeting of the Managers at which all Managers were represented in person or by proxy, describing the action taken, and delivered to the Person having custody of the Company records for inclusion in the minutes or for filing with the records. Such consent has the same force and effect as a vote of the Managers or committee members and may be stated as such in any document.

8.13        Participation by Electronic Means. Any Manager or any committee designated by the Managers may participate in a meeting of the Managers or committee by means of telephone conference or similar communications equipment by which all Persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

8.14        Resignation. Any Manager of the Company may resign on not less than 180 days written notice to the Members by giving written notice to the Members of the Company. The resignation of any Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

8.15        Removal. At a meeting called expressly for that purpose, all or any lesser number of Managers may be removed, with or without cause, by the unanimous vote of the Members. Notwithstanding the foregoing or any other provision of this Operating Agreement, Sunset & Gardner LA LLC shall not be removed as Manager while Rothacker remains a guarantor under the Loan and no Managers in addition to Sunset & Gardner LA LLC shall be appointed or elected while Rothacker remains a guarantor under the Loan, except in the case of the death or disability of Rothacker, in which case Section 8.02 shall apply.

8.16        Vacancies. Any vacancy occurring for any reason in the number of Managers of the Company may be filled by the unanimous vote of the Members. Any Manager’s position to be filled by reason of an increase in the number of Managers shall be filled by the unanimous affirmative vote of the Managers then in office or, at the election of the Members, by an election and unanimous vote of the Members at a special meeting of Members called for that purpose or by the unanimous written consent of the Members. A Manager elected to fill a vacancy shall be elected for the unexpired term of such Manager’s predecessor in office and shall hold office until the expiration of such term and until such Manager’s successor shall be elected and shall qualify or until such Manager’s earlier death, dissolution, resignation or removal. A Manager chosen to fill a position resulting from an increase in the number of Managers shall hold office until the next meeting of Members and until such Manager’s successor shall be elected and shall qualify, or until such Manager’s earlier death, dissolution, resignation or removal.

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8.17        Salaries. The salaries and other compensation of the Managers shall be fixed from time to time by the unanimous vote of the Members, and no Manager shall be prevented from receiving such salary by reason of the fact that such Manager is also a Member of the Company. The Members hereby acknowledge that the Company shall pay the following amounts in consideration of services rendered to the Company:

(a)          Legal Fees. The Company may pay Willco Inc., a Colorado corporation (an Affiliate of Cadence), reasonable legal fees incurred in connection with the purchase of the Real Property, the origination of the Loan and other legal fees for ongoing services provided to the Company

(b)          Property Management Fee. The Company shall pay a property management fee for asset management and accounting services to be provided hereunder equal to $2,000.00 per month (“Property Management Fee”) to Cadence.

8.18        Committees. The Managers may, by resolution adopted by all of the Managers, designate two or more Managers to constitute a committee, any of which shall have the authority in the management of the Company as the Managers shall designate.[why do we need committees]

8.19        Presumption of Assent. A Manager of the Company who is present at a meeting of the Managers or committee thereof at which action on any matter is taken shall be presumed to have assented to the action taken unless such Manager objects at the beginning of such meeting to the holding of the meeting or to the transacting of business at the meeting, unless such Manager’s dissent is entered in the minutes of the meeting, or unless such Manager shall file such Manager’s written dissent to such action with the presiding Manager of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Manager who voted in favor of such action.

8.20        Prohibition against Publicly Traded Partnership. The Manager shall take all action necessary to prevent the Company from qualifying as a publicly traded partnership with the meaning of Code Section 7704.

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8.21        Operating Budgets. Not later than ninety (90) days after the execution of this Agreement, and thereafter not later than November 30th of each year, the Manager shall deliver to the Members a detailed business s plan and budget for the Company’s next succeeding fiscal year for all matters including development and leasing of Real Property. Such business plan and budget shall contain such information and detail as the Members may reasonably request. The Members will review the business plan and budget so submitted, and subject to required revisions, approve by the Required Percentage a business plan and budget no later than December 31 of each year; each business plan and budget so approved is herein referred to as an “Operating Budget”. Each Operating Budget shall contain projected revenues and expenses for the year in question for the activities of the Company and such other matters as the Members may deem appropriate. If an Operating Budget is not approved by the date set forth above, then: (a) any items or portions thereof that have been approved shall become operative immediately; and (b) the Manager may expend in respect of non-capital recurring expenses in any quarter of the then current calendar year, an amount equal to the budgeted amount for the corresponding quarter of the immediately preceding calendar year, as set forth on the last approved Operating Budget; however, if any contract approved as a part of any prior approved Operating Budget provides for automatic increases in costs thereunder after the beginning of the then current calendar year, then the Manager may expend the amount of that increase, and further provided the Manager may expend any amounts necessary to pay non-controllable expenses such as real estate taxes, insurance and utilities and amounts necessary so that the Company shall not be in default under any provisions under the documents evidencing the Loan. Manager shall not have the right to expend funds in excess of the Operating Budget (including contingency line items) without the prior written consent of SRT.

8.22        Transactions with Affiliates. Subject to the terms and provisions of the Loan Documents and Section 8.08 hereof, Members, or their Affiliates, shall not render services, to the Company or the Subsidiary, with respect to the Property, without the written consent of the Manager and the Required Percentage. Furthermore any such services that are or will be rendered shall be at rates no more favorable to the Members, or their Affiliates, than those that could be obtained in an arm’s-length transaction with a third party unaffiliated with the Company or the Subsidiary and such Member, or its respective Affiliates.

Article 9
REPRESENTATIONS AND WARRANTIES

Each Member hereby represents and warrants that as of the date hereof each of the following is a true, accurate, and full disclosure of all pertinent facts, and further represents and warrants as follows:

(a)          Such Member, if other than an individual, is a duly organized entity under the laws of its state of organization and has the requisite power and authority to enter into and carry out the terms of this Agreement, and all required action has been taken to authorize such Member to execute and consummate this Agreement.

(b)          Such Member has been duly authorized to enter into this Agreement, and such Member is not a foreign person as defined under Code Section 1445(f)(3).

(c)          To the best of such Member’s knowledge, neither the execution of nor the compliance with this Agreement has resulted or will result in a default under, or will create, any encumbrance on the Property, and there is no action pending or threatened which questions the validity or enforceability of this Agreement as to such Member.

(d)          The address shown in Exhibit A constitutes such Member’s legal and permanent residence.

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(e)          The Interests to be acquired hereunder are being acquired by the Member for investment only and for such Member’s own account; no Person other than the Member has or shall have any beneficial interest in the Interests; and the Member has no present intention of distributing, reselling or assigning the Interests.

(f)          Such Member understands that the Interests have not been registered under the Securities Act or under the laws of any jurisdiction; that the Company does not intend and is under no obligation to so register the Interests; that the Interests may not be sold, assigned, pledged or otherwise transferred except upon delivery to the Company of an opinion of counsel satisfactory to the Managers that registration under the Securities Act is not required for such transfer, or the submission to the Managers of such other evidence as may be satisfactory to the Managers, to the effect that any such transfer will not be in violation of the Securities Act, applicable state securities laws or any rule or regulation promulgated thereunder; and that legends to the foregoing effect will be placed on all documents evidencing the Interests. The Member understands that the foregoing does not limit other restrictions regarding the transfer of its Interests set forth in this Agreement or in the Act.

(g)          Such Member is aware that the investment in the Company involves a high degree of risk, limited liquidity and substantial restrictions on transferability.

(h)          Such Member is able to bear the economic risk of its investment in the Company and the loss of all or substantially all of such investment.

(i)          Such Member, either itself or through its shareholders, partner or advisors, is sophisticated and experienced in investment matters, and, as a result, is in a position to evaluate the merits and risks of an investment in the Company.

(j)          Such Member has made, and is solely responsible for making, its own independent evaluation of the economic, credit and other risks involved in its investment in the Company and its own independent decision to make such investment; such Member has been given the opportunity to ask questions of, and receive answers from, the Company with respect to the business to be conducted by the Company, the financial condition and capital of the Company and the terms and conditions of the offering of the Interests; and such Member has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information that was provided in order for such Member to evaluate the merits and risks of investment in the Company to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense; such Member has been furnished with a copy of the Articles of Organization, this Agreement, to which it is a party, and any other documents that such Member has deemed necessary and requested in connection with its evaluation of the offering of the Interests in the Company, and has relied solely on such Member’s own independent evaluation of the economic, credit and other risks involved in its investment in the Company in making such Member’s investment decision.

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Article 10
RIGHTS AND OBLIGATIONS OF MEMBERS

10.01        Limitation of Liability. Each Member’s liability shall be limited as set forth herein and in the Act and other applicable law.

10.02         Company Debt Liability. A Member will not personally be liable for any debts or losses of the Company, except as provided in the Act.

10.03         List of Members. Upon written request of any Member, the Managers shall provide a list showing the names, addresses and Percentage Interests of all Members in the Company.

10.04         Approval of Sale of All Assets. Following the time periods provided for in Section 12.06, the Managers shall have the authority to approve and carry out the sale, exchange or other disposition of a material asset of the Company or its Subsidiaries, or all, or substantially all, of the Company or its Subsidiaries’ assets which is to occur as part of a single transaction or plan, subject to the prior written consent of both (1) the Managers and (2) holders of not less than the Required Percentage, such consent not to be unreasonably conditioned, delayed or withheld. Manager’s request for consent shall include all additional information reasonable requested by SRT. Any such consent to sell shall remain in effect for the longer of 120 days or the date for close of escrow for any purchase agreement specifically approved as part of the consent process (the “Sale Consent Window”); should a sale not occur within the Sale Consent Window, the consent provisions of this Section 10.04 shall be repeated. Should a Member or Manager fail to approve or reject in writing a Manager’s request for consent to approve such a sale within thirty (30) days after notice of such request, such failure shall be deemed consent by the non-responding Members or Managers to approve the sale upon terms acceptable to the Manager seeking consent to the sale. The Managers shall not sell all or substantially all of the assets during any period in which the provisions of Section 12.03 or 12.04 have been invoked.

10.05         Company Books. The Managers shall maintain and preserve, during the term of the Company, and for five (5) years thereafter, all accounts, books, and other relevant Company documents. Upon reasonable request, each Member shall have the right, during ordinary business hours, to inspect and copy such Company documents at the Member’s expense.

10.06         Priority and Return of Capital. Except as specifically provided herein, no Member shall have priority over any other Member, either as to the return of Capital Contributions or as to Profits, Losses or distributions; provided that this Section shall not apply to loans (as distinguished from Capital Contributions) which Member has made to the Company.

10.07         Outside Activity. Each Member, including but not limited to the Managers, may engage in any capacity (as owner, employee, consultant, or otherwise) in any activity, whether or not such activity competes with or is benefited by the business of the Company, without being liable to the Company or the other Member for any income or profit derived from such activity. No Member shall be obligated to make available to the Company or any other Member any business opportunity of which such Member is or becomes aware.

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10.08      Powers of SRT. If at any time that SRT makes a Permitted SRT Transfer ( defined as a transfer by SRT to any Affiliate controlled by Strategic Realty Trust, Inc.), all decision making authority for the SRT Members with respect to this Agreement shall be transferred to such affiliate and the Interests of the SRT Members shall be treated as a single interest for purposes of member actions or approvals. The other Member and the Managers shall be entitled to rely conclusively and without inquiry on any written decision, representations or certificate provided by the SRT affiliate with respect to such decision making authority.

10.09      Requisite Authority.

(a)          Notwithstanding anything in this Agreement to the contrary, unless provided in any approved Operating Budget, without the written consent of both: (i) the Manager, and (ii) holders of not less than the Required Percentage, neither the Manager nor the Company shall permit the Company to enter into any Lease.

(b)          SRT shall have five (5) business days from receipt of the written notice requesting consent, which shall include the proposed lease document, tenant financials and any other information reasonably requested by any Member (“Approval Period”) in which to approve or disapprove any Lease. If SRT does not approve or disapprove of the Lease within the Approval Period, SRT shall be deemed to have consented to the Lease. Any such lease approval by SRT shall not be unreasonably withheld or delayed.

(c)           A “Lease” dated November 23,2015 between Cadence Acquisitions LLC, a Colorado limited liability company and Gelson’s Markets, a California corporation has been fully executed. This lease will be assigned to the Company prior to acquisition of the Property. Any material changes to the Lease shall require approval by SRT and Manager, such approval not to be unreasonably withheld or delayed. For purposes of this Agreement, any changes to the lease that have an adverse impact on the landlord in excess of $50,000 shall be deemed material. The material change will be deemed approved if the material change is not approved or disapproved within the Approval Period.

10.10      Financing. The Manager shall solicit comments of the Members to any loan terms and provisions of any loan documents and shall use commercially reasonable efforts to incorporate comments and recommendations of the Members, including, without limitation, provisions permitting a Member or an Affiliate to be a substitute Guarantor and to allow for certain transfers or other transactions within a Member without such Transfers or transactions causing a default under the loan documents. Manager shall not proceed with any loan without the prior consent and approval of SRT, which approval shall not be unreasonably withheld or delayed. SRT shall have five (5) business days from receipt of any written notice requesting consent to approve or disapprove any loan, which notice shall include copies of all of the proposed loan documents (“Financing Approval Period”). If SRT does not approve or disapprove any loan within the Financing Approval Period, SRT shall be deemed to have consented to the loan.

10.11      Indemnity. Subject to Section 8.05(d), each Member shall indemnify, hold harmless and defend the Company, the Manager, each and every other Member, and any officers, directors, shareholders, managers, members, partners, agents and attorneys who was or is a party or is threatened to be made a party to any threatened, pending or completed litigation, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any claim based on any action by such Member in contravention of any provision of this Agreement or any of the Loan Documents, against losses, liabilities, and expenses of the Company, the managers, each and every other Member, and any officers, directors, shareholders, managers, members, partners, attorneys, accountants, agents and control persons of any such person (including attorneys’ fees, judgments, fines and amounts paid in settlement) incurred by such person in connection with such litigation, suit, proceeding or the like.

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10.12         Assignment of Purchase Agreement. An affiliate of Manager, Cadence Acquisition, LLC a Colorado limited liability company (“Cadence”) has entered into an Agreement of Purchase and Sale and Joint Escrow Instructions to acquire the Property from ‘Sunset Gardner Plaza, L.P., a California limited partnership, and 7441 Sunset, LLC, a California limited liability company, dated as of November 24, 2015 (the “Purchase Agreement”). On or before the Closing of Escrow (as that term is defined in the Purchase Agreement) Manager shall cause Cadence to assign the Buyer’s rights under the Purchase Agreement to the Company (or its designated affiliate), without further consideration to Manager and/or Cadence. From and after the date hereof, neither Manager nor Cadence shall amend the Purchase Agreement without the written consent of SRT.

Article 11
MEETINGS OF MEMBERS

11.01         Annual Meeting. Notwithstanding anything herein to the contrary, the Company shall have no annual meetings.

11.02         Special Meetings. Special meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, may be called by any Manager or by any Member or Members holding at least 10% of the Percentage Interests.

11.03         Place of Meetings. The Managers may designate any place, either within or outside the State of Colorado, as the place of meeting for any meeting of the Members. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal business office of the Company in the State of Colorado.

11.04         Notice of Meetings. Except as otherwise provided for herein, written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Managers or Person calling the meeting, to each Member entitled to vote at such meeting.

11.05         Meeting of all Members. If all of the Members shall meet at any time and place, either within or outside of the State of Colorado, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

11.06         Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is sent or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, such determination shall apply to any adjournment thereof.

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11.07         Quorum. All of the Members, represented in person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any such meeting, a majority of the Percentage Interests so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. However, if the adjournment is for more than sixty (60) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting.

At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of Members owning that number of Percentage Interests whose absence would cause less than a quorum.

11.08         Manner of Acting. If a quorum is present, the unanimous affirmative vote of all of the Members, whether present or not present, entitled to vote on the subject matter shall be the act of the Members, unless the vote of a lesser proportion or number is otherwise required by the Act, by the Articles of Organization, or by this Operating Agreement.

11.09         Proxies. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Managers of the Company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Any voting Member participating in a meeting of the Members by means of telephone conference or similar communications equipment by which all Persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

11.10         Action by Members without a Meeting. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by the Members holding the number of Percentage Interests that would be required to approve such action at a meeting of the Members at which all Members were represented in person or by proxy and delivered to the Manager of the Company for inclusion in the minutes or for filing with the Company records. Action taken under this Section 11.10 is effective when all the Members holding the number of Percentage Interests that would be required to approve such action at a meeting of the Members at which all Members were represented in person or by proxy have signed the consent, unless the consent specifies a different effective date.

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The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent.

11.11         Voting by Ballot. Voting on any question or in any election may be by voice vote unless the Managers or any voting Member shall demand that voting be by ballot.

11.12         Waiver of Notice. When any notice is required to be given to any Member, a waiver thereof in writing signed by the Person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

11,13.         Guarantor. It is contemplated that Guarantor will execute a typical completion and/or non recourse carve-out guaranty in connection with the initial acquisition and development/construction Loan (s). However, notwithstanding anything herein to the contrary, Guarantor has no obligation to sign any guaranty under any loan that is not reasonably acceptable to Guarantor, in his judgement, with reference to the terms of the Guaranty and the protections and indemnifications available to the Guarantor hereunder. The Members acknowledge that the interests of the Company in obtaining the Loan with guaranties required by a lender may conflict with the interests of William R. Rothacker as a guarantor and that William R. Rothacker’s decision with regard to executing or not executing any guaranties and the negotiations pertaining to the terms of the guaranty or guaranties, if reasonable and in accordance with Mr. Rothacker’s past practices in similar transactions, are not in violation of any duty of Manager directly or indirectly to the Company. Notwithstanding anything to the contrary contained herein, to the extent that Guarantor or William R. Rothacker is deemed to have any liability by reason of its or his exercise of judgment hereunder with regard to executing or not executing any guaranties the liability of Guarantor and/or Rothacker is limited to Sunset & Gardner LA LLC’s Profits Interest in the Company. By execution hereof, Sunset & Gardner LA LLC agrees that its Profits Interest in the Company is subject to the above and SRT by execution hereof agrees that in the event that Guarantor or Rothacker have any liability arising from or related to the exercise to its judgment, as set forth above, SRT’s sole recourse shall be to the Profits Interest of Sunset & Garner LA LLC’s in the Company.

Article 12
TRANSFERABILITY

12.01         Restrictions on Transferability. No transfer of all or any part of a Member’s Interest in the Company (including the transfer of any rights to receive or share in profits, losses, income or the return of contributions; a pledge or hypothecation of an Interest; or transfer by way of sale, gift, exchange, assignment, devise or bequest) (collectively, a “Transfer”) shall be effective unless and until written notice (including the name and address of the proposed purchaser, transferee or assignee and the date of such Transfer) has been provided to the Company and the Managers; provided, however, any Transfer of Manager’s Interest is further subject to the provisions of Section 3.01(e) above. A sale by a Member of all or substantially all of its assets or all or substantially all of its stock if such Member is a publicly traded corporation, a merger of a Member with another corporation or other entity, the transfer of twenty-five percent (25%) or more of the stock in a corporate Member whose stock is not publicly traded, or transfer of twenty-five percent (25%) or more of the direct beneficial ownership interest in a partnership or limited liability company Member shall constitute a Transfer, which is restricted hereunder. Notwithstanding anything contained herein to the contrary, and subject to Section 3.01(e) above, if the Managers do not approve of the proposed Transfer by written consent, which may be withheld in their sole discretion, the proposed purchaser, transferee or assignee of the selling Member’s Interest shall have no right to participate in the management of the business and affairs of the Company or to become a Substitute Member and the transferor and transferee of said Interest shall be in default hereof. The purchaser, transferee or assignee shall be entitled only to receive the share of profits or other compensation by way of income and the return of contributions to which that purchaser, transferee or assignee would otherwise be entitled. Notwithstanding anything herein to the contrary, and subject to Section 3.01(e) above, a Member shall be permitted to Transfer any portion of its Member’s Interest in the Company to any member currently owning or possessing a member interest in such Member or admit new members to such Member free of any restriction contained in Sections 12.01 and 12.03 of this Agreement provided that, after such Transfer or admission: (a) in the case of Transfer by SRT, such Transfer is a “Permitted SRT Transfer;” and (b) in the case of a Transfer upon the death or disability of Rothacker, the Transfer is made to Rothacker’s estate or to beneficiaries of his estate. Notwithstanding the foregoing, any transfer under this Section 12.01 shall be subject to the restrictions set forth in Section 12.05.

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12.02         Restrictions on Resignation. Notwithstanding anything to the contrary contained herein or under the Act, no Member shall have the right to resign from the Company. In the event a Member does resign in violation of the foregoing provision, the Company may recover from the resigning Member damages for breach of this Agreement.

12.03         Right of First Refusal. Other than with respect to a transfer to (i) a spouse or lineal descendant, (ii) an Affiliate of a Member, spouse or lineal descendant, or (iii) a Permitted SRT Transfer if any Member desires to assign or otherwise transfer all or any portion of such Member’s Interest (the “Offered Interest”), the Member desiring to so transfer the Offered Interest (the “Selling Member”) shall give written notice (the “Offering Notice”) to the non-transferring Members (the “Non-Selling Members”) of the Selling Member’s intention to so transfer. The Offering Notice shall specify the Offered Interest to be transferred, the consideration (which consideration shall consist only of cash) to be received therefor, the identity of the proposed purchaser, and the exact terms upon which the Selling Member intends to so transfer. For thirty (30) days after the effective date of the Offering Notice (the “Review Period”), the Non-Selling Members shall have the option to elect to purchase from the Selling Member all (but not less than all) of the Offered Interest at the same price and on the same terms as are specified in the Offering Notice by delivering to the Selling Member a written offer to purchase the Offered Interest. In the event that more than one Non-Selling Member elects to purchase the Offered Interest, then each Non-Selling Member so electing shall be entitled to purchase that portion of the Interest offered as such Member’s Interest in the Company bears to the total Interests of all the Non-Selling Members electing to so purchase. If the Non-Selling Members, or any of them, elect to so purchase all of the Offered Interest within the time period specified, then the purchase by such Non-Selling Members of the Offered Interest shall be consummated at the principal place of business of the Company on the terms and conditions set forth in the Offering Notice. At the closing, the Selling Member shall deliver the Offered Interest free and clear of all liens, security interest and competing claims (other than security interest granted in favor of the Non-Selling Members who have elected to purchase) and shall deliver to such Non-Selling Members who have elected to purchase such instruments of transfer and such evidence of due authorization, execution and delivery and of the absence of any such liens, security interest or competing claims as such Non-Selling Members reasonably request. If, within the Review Period, the Non-Selling Members fail to timely and validly offer to purchase all of the Offered Interest, then the Selling Member may, within ninety (90) days after the expiration of such thirty (30) day period, transfer the Offered Interest to the person or entity identified in the Offering Notice on the same terms and conditions and at the same price specified in the Offering Notice. If the Selling Member fails to so transfer the Offered Interest within such ninety (90) day period, then, prior to transferring the Offered Interest, the Selling Member shall resubmit an Offering Notice in accordance with the provisions of this Section and shall comply with the other terms of this Section. Notwithstanding anything in this Section 12.03 to the contrary, all transfers pursuant to this Section 12.03 are subject to the restrictions set forth in Section 12.01 and 12.05 hereof.

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12.04         Buy-Sell. Notwithstanding anything in this Section 12 to the contrary and upon the failure of a Required Percentage to approve any proposed action on behalf of the Company, or the failure of the Managers to approve a sale of a material asset, all, or substantially all of the assets of the Company or its Subsidiaries proposed by a Required Percentage, except (i) during any period during which all or substantially all of the Company’s property is listed for sale or under contract or (ii) prior to the third anniversary of the Effective Date, any Member (the “Initiating Member”) may give written notice to any other Member (the “Responding Member”) and the Managers that it desires to purchase all of the Interests of the Responding Member. Within five (5) days after receipt of such notice, the Managers shall deliver to each Member any information or reports which would be relevant to the determination of Company Asset Value. Within five (5) days after receipt of such notice from Manager the Initiating Party shall send the Responding Party a notice setting forth the terms and conditions upon which the Initiating Member desires to purchase all of the Interest of the Responding Member (which consideration shall consist only of cash) and the Initiating Member’s estimate of the net value of the Company’s assets and liabilities (the “Company Asset Value”), upon which the price for the Responding Member’s Interest will be determined. The Responding Member shall thereupon have a period of thirty (30) days to elect, in writing, to either sell its Interest on the terms and conditions set forth in the aforesaid notice or to purchase all of the Interest of the Initiating Member based upon the same Company Asset Value, terms and conditions set forth in such notice. If the Responding Member fails to make such election within said period of thirty (30) days, the Responding Member shall be deemed to have agreed to sell its Interest to the Initiating Member based upon the Company Asset Value and the terms and conditions set forth in the Initiating Member’s notice. Such purchase and sale shall close within fifteen (15) days after the expiration of the thirty (30) day election period. The purchase price to be paid by the selling Member shall equal the amount that would have been received by the selling Member as payments and distributions under Article 14 of this Agreement assuming that the Company sold the assets and liabilities of the Company on the closing date for a purchase price equal to the Company Asset Value and assuming a hypothetical liquidation of the Company on the closing date. The Initiating Member’s Company Asset Value shall take into consideration any costs, expenses, gains taxes, transfer taxes, recording fees and pro rations that the Company would have incurred had it consummated a sale pursuant to a bona fide purchase and sale agreement with a third party.

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If the Responding Member determines that the Initiating Member’s calculation of the purchase price for the Responding Member’s Interest or Initiating Member’s Interest (provided that, the Company Asset Value as determined by the Initiating Member shall be final and conclusory) is inaccurate, the Responding Member may cause the Initiating Member’s notice to be submitted to the Company’s accountant or other third party mutually agreeable to the parties, who shall then have the authority to determine the calculation of the purchase price for the Responding Member’s Interest and the purchase price for the Initiating Member’s Interest (provided that, the Company Asset Value as determined by the Initiating Member shall be final and conclusory).

At such time as the selling Member receives the consideration provided above from the purchasing Member, the selling Member shall deliver to the purchasing Member an absolute assignment of the selling Member’s Interest in the Company, which assignment shall warrant the Interest held by the selling Member, that such Interest is free and clear of all liens and encumbrances thereon, and that the selling Member has full and complete right, power and authority to convey the same to the purchasing Member.

In the event that any Member is required, under any provision of this Section 12.04, to deliver an assignment of its Interest, does not timely deliver the same, time being of the essence hereof, the purchasing Member to whom such assignment is to be made, shall, in addition to all other remedies provided under the laws of the State of Colorado, have a right to an action for specific performance and damages against such selling Member.

In the event that all or any part of the Property is encumbered by a mortgage or deed of trust and the same or any documentation executed in connection therewith, including any loan agreement, directly or indirectly restricts the ability of a Member to exercise its rights set forth herein or otherwise causes a default under the same or requires the consent of the holder of said mortgage, deed of trust or other loan document, then (i) the closing of the purchase of the Interest identified herein shall be predicated and conditioned upon the Members’ obtaining the consent and approval of said holder, (ii) the Members’ agree to cooperate in obtaining the same, (iii) closing be extended for a period of time necessary to obtain said holder’s consent, and (iv) the Manager may elect to coordinate or direct the purchasing Member to coordinate the Company’s efforts to obtain said approval. Notwithstanding anything in this Section 12.04 to the contrary, if the Manager reasonably determines that said transfer in any manner adversely affects rights of the Company or the maker of the debt that is secured by said mortgage or deed of trust, the Manager may prohibit the transfer permitted by this Section 12.04 until the Loan has been repaid, by giving written notice of the same to the purchaser and seller, in which even no transfer pursuant to this Section 12.04 shall occur unless the Loan has been repaid as part of the Buy/Sell. Any time periods applicable to the closing of the purchase under the Buy/Sell shall be extended by 60 days from the date that Manager sends the notice referenced above prohibiting the Buy/Sell unless the Loan is repaid.

In addition, SRT acknowledges that in the event the Buy-Sell provisions of this Section 12.04 are exercised and SRT is the purchaser of Manager’s member interest and the Loan is outstanding at the time of such event, SRT’s purchase of Manager’s member interest will be conditioned upon SRT obtaining the full and complete release of Rothacker, and any Affiliates of Rothacker from any guarantees and/or indemnifications that any of them may have provided pursuant to the terms of the Loan.

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12.05         Restrictions under Loan. The provisions in this Article 12 and all other provisions in this Agreement relating to transfers of Interests in the Company or of interests in any Member shall be subject to all restrictions on such transfer provided for in the Loan Documents until the Loan is paid in full and Rothacker is released from all obligations as a guarantor under the Loan.

12.06         Right of First Offer.

Manager agrees to give written notice to SRT of its intent to list or sell the Property.

SRT shall have a right of first offer (ROFO) to purchase the Property from the Company on the following terms and conditions:

(i)	SRT is a Member at the time of closing of any purchase and sale and is not in material default of this Agreement;

(ii)	SRT gives written notice of its election to exercise the ROFO to Manager within 15 (fifteen) days of receipt by SRT of written notice from Manager. SRT’s written notice shall be defined as the Initial ROFO Notice. SRT’s written election shall include a purchase price and date of closing, which closing date shall not exceed sixty (60) days from the date of SRT’s delivery of its notice of its election to exercise the ROFO.

(iii)	Company, upon receipt of the Initial ROFO Notice shall have the right to proceed to closing at the purchase price set forth in the Initial ROFO Notice or elect to list the Property for sale. In such event SRT shall retain the ROFO only in the event that the Manager is selling and/or marketing the Property to a third party at a purchase price less than the 103% of the purchase price in the Initial ROFO Notice. Manager shall give written notice to SRT of the lower purchase price together with any and all Additional Costs associated with any proposed sale, including without limitation brokerage fees, survey costs and/or reasonable legal fees, and due diligence costs associated with any proposed sale to a third party to the extent incurred or owing (the “Additional Costs”). SRT may elect to exercise its ROFO at the lower purchase price by written notice (the “Second ROFO Notice”) to Manager no later than 10 (ten) days after SRT’s receipt of Manager’s notice. The Additional Costs shall be borne by the Company. To the extent the Company incurred expenses in conjunction with the sale of the Property to a third party, prior to the exercise of the ROFO, such expenses, if any, shall be borne by the Company; however, no party shall be deemed a third party beneficiary of this provision.

(iv)	Company shall provide SRT at closing with a grant deed; an owner’s title policy showing title in SRT subject only to standard exceptions, and all matters of record; an assignment of leases and other property rights and such other closing documents as may reasonably required by the title company and/or escrow agent for purposes of closing. The Loan and any liens shall be paid in full at closing except liens for taxes and assessments not yet due or payable. Standard pro rations for taxes, assessments, and rents shall be calculated and allocated at closing, effective as of the date of closing. The date of closing shall be the date of closing set forth in the Initial ROFO Notice or if applicable sixty (60) days from Manager’s receipt of the Second ROFO Notice. SRT shall purchase the Property in its then “as is” condition it being understood that SRT is a Member of Company and waives and releases the Company, the Manager and its Affiliates from any and all matters, liabilities, costs and expenses arising from or related to the Property, which waiver and release shall survive the closing but which waiver and release shall exclude fraud and willful misconduct and/or intentional misrepresentation.

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If Manager does not receive the Initial ROFO Notice within the 15 day period set forth above, time being of the essence, then SRT shall be deemed to have terminated waived and released its ROFO as to any sale occurring prior to the later of (i) 270 days from the date of the Initial ROFO Notice or (ii) the date for closing under approved purchase agreement for the sale of the Property.

If SRT timely provided the Initial ROFO Notice and Manager proceeded to market the Property to third parties and after notice to SRT, as set forth above, SRT fails to deliver the Second ROFO Notice within the 10 day period, time being of the essence, then in such event the ROFO is thereupon terminated, waived and released as to any sale occurring for a period of 180 days from the date of the Second ROFO Notice.

The ROFO is personal to SRT and may not be assigned, sold or transferred directly or indirectly, except to an entity owned and controlled by SRT.

Article 13
ADMISSION OF ADDITIONAL MEMBERS

From the date of the formation of the Company, with the unanimous written consent of the Managers and the Members, and subject to applicable laws, any Person may, subject to the terms and conditions of this Agreement: (a) become an additional Member in this Company by the sale of new Interests for such consideration as the Managers and Members shall determine, or (b) become a Substitute Member as a transferee of a Member’s Interest or any portion thereof.

Article 14
DISSOLUTION AND TERMINATION

14.01      Dissolution.

(a)          The Company shall be dissolved upon the occurrence of any of the following events (“Dissolution Event”): (i) by the unanimous written agreement of all of the Managers and Members; (ii) the sale of all or substantially all of the Real Property; or (iii) December 31, 2030 unless the Managers and Members unanimously agree in writing to a later date.

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(b)          As soon as possible following the occurrence of any of the events specified in this Section effecting the dissolution of the Company, the appropriate representative of the Company shall execute a statement of intent to dissolve in such form as shall be prescribed by the Colorado Secretary of State and file duplicate originals of the same with the Colorado Secretary of State’s office.

14.02      Effect of Filing of Dissolving Statement. Upon the filing with the Colorado Secretary of State of a statement of intent to dissolve, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, but its separate existence shall continue until articles of dissolution have been filed with the Secretary of State or until a decree dissolving the Company has been entered by a court of competent jurisdiction.

14.03      Distribution of Assets upon Dissolution. In settling accounts after dissolution, the liabilities of the Company shall be entitled to payment in the following order:

(a)          to creditors, in the order of priority as provided by law (except to Members on account of their Capital Contributions);

(b)          to the Members in accordance with the distribution provisions of Section 6.02, provided however, the liquidator may sell any or all Company property and the sum of (A) any resulting gain or loss from each sale plus (B) the fair market value of such property that has not been sold shall be determined and (notwithstanding the provisions of Article 5), Profit or Loss so realized or inherent in such property (that has not been reflected in the Capital Accounts previously) shall be allocated among the Members to the extent possible to cause the Capital Account balance of each Member to equal the amount distributable to such Member under Article 6.

14.04      Articles of Dissolution. When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining Property and assets have been distributed to the Members, articles of dissolution shall be executed in duplicate and verified by the Person signing the articles, which articles shall set forth the information required by the Act.

14.05      Filing of Articles of Dissolution.

(a)          Duplicate originals of such articles of dissolution shall be delivered to the Colorado Secretary of State.

(b)          Upon the filing of the articles of dissolution, the existence of the Company shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Act. The Managers shall thereafter be trustees for the Members and creditors of the Company and as such shall have authority to distribute any Company Property discovered after dissolution, convey real estate and take such other action as may be necessary on behalf of and in the name of the Company.

14.06      Winding Up. Except as provided by law, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company Property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the Capital Contribution of each Member, such Member shall have no recourse against any other Member. The winding up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Managers, who are hereby authorized to take all actions necessary to accomplish such distribution, including without limitation, selling any Company assets the Managers deem necessary or appropriate to sell.

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14.07         No Restoration of Deficit Capital Accounts. If the Company is deemed to be liquidated for federal income tax purposes within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g), distributions under Section 14.03(c), (d) and (e) shall be made in compliance with Regulation Section 1.704-1 (b)(2)(ii)(b)(2) to those Members who have positive Capital Accounts. If the Capital Account of any Member has a deficit balance after such distributions (after giving effect to all contributions, distributions, and allocations for all taxable years), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit and such deficit shall not be considered a debt owed to the Company or any other Person for any purpose whatsoever. In the discretion of the Managers, a pro rata portion of the amounts that otherwise would be distributed to the Members under this Article may be withheld to provide a reasonable reserve for unknown or contingent liabilities of the Company.

14.08         Deemed Liquidation. If no Dissolution Event has occurred, but the Company is deemed liquidated for federal income tax purposes within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g), the Company shall not be wound up and dissolved. Instead, the Company’s assets and liabilities shall be deemed to have been contributed to a new company, which shall operate and be governed by the terms of this Agreement, and the interests in the new company shall be deemed distributed to the Members.

14.09         Notice of Dissolution. Within thirty (30) days after the happening of a Dissolution Event, the Managers shall give written notice thereof to each of the Members, to all creditors of the Company, to the banks and other financial institutions with which the Company normally does business, and to all other parties with whom the Company regularly conducts business, and shall publish notice of dissolution in a newspaper of general circulation in each place in which the Company generally conducts business.

Article 15
DEFAULT AND REMEDIES

15.01         Default. Except to the extent Section 16.17 specifically applies, the failure of a Member hereto to comply with any of the monetary provisions of this Agreement when due or the failure of either party hereto to comply with any of the non-monetary provisions of this Agreement and the continuance of such non-monetary failure for a period of thirty (30) days after written notice thereof is given to such party by the other party specifying the nature thereof shall constitute a default hereunder and shall be considered a “Delinquent Member” as further defined herein below.

15.02         Remedies for Default. In the event that a party hereto becomes a Delinquent Member, except for the failure of such Member to make an Additional Capital Contribution pursuant to Section 4.03, in addition to and not in limitation of the remedies otherwise provided herein, the other party (the “Non-Delinquent Member”) may bring an action against the defaulting party for damages, specific performance, injunctive relief and/or any other remedy available at law or in equity. Each party by executing this Agreement hereby consents to any such action being brought in any court of competent jurisdiction within the State of Colorado, at the option of the Non-Delinquent Member.

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Article 16
MISCELLANEOUS PROVISIONS

16.01         Notices. Any notice or communication required or permitted to be given by any provision of this Agreement, including but not limited to any consents, shall be in writing and shall be deemed to have been given and received by the Person to whom directed (a) when delivered personally to such Person or to an officer or partner of the Member to which directed, (b) twenty-four (24) hours after transmitted by facsimile, evidence of transmission attached, to the facsimile number of such Person who has notified the Company and all of the Members of its facsimile number, or (c) three (3) business days after being posted in the United States mails if sent by registered or certified mail, return receipt requested, postage and charges prepaid, or one (1) business day after deposited with overnight courier, return receipt requested, delivery charges prepaid, in either case addressed to the Person to which directed at the address of such Person as it appears in this Agreement or such other address of which such Person has notified the Company and all of the Members.

16.02         Application of Colorado Law. This Agreement, and the application of interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Colorado, and specifically the Act.

16.03         Waiver of Action for Partition. Each Member irrevocably waives during the term of the Company any right that such Member may have to maintain any action for partition with respect to the Property of the Company.

16.04         Amendments. Any amendment to this Operating Agreement may be proposed by either the Manager or any Members that are holders of not less than the Required Percentage. A vote on an amendment to this Operating Agreement shall be taken within thirty (30) days after notice thereof has been given to the Members unless such period is otherwise extended by applicable laws, regulations, or agreement of the Members. A proposed amendment shall become effective at such time as it has been approved by all of the Members.

16.05         Construction. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa.

16.06         Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Operating Agreement or any provision hereof.

16.07         Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Operating Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

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16.08         Rights and Remedies Cumulative. The rights and remedies provided by this Operating Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

16.09         Severability. If any provision of this Operating Agreement or the application thereof to any Person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Operating Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

16.10         Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Operating Agreement, their respective heirs, legal representatives, successors and assigns.

16.11         Creditors. None of the provisions of this Operating Agreement shall be for the benefit of or enforceable by any creditors of the Company.

16.12         Counterparts. This Operating Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

16.13         Further Assurances. The Members and the Company agree that they and each of them will take whatever action or actions as are deemed by counsel to the Company to be reasonably necessary or desirable from time to time to effectuate the provisions or intent of this Agreement, and to that end, the Members and the Company agree that they will execute, acknowledge, seal, and deliver any further instruments or documents which may be necessary to give force and effect to this Agreement or any of the provisions hereof, or to carry out the intent of this Agreement or any of the provisions hereof.

16.14         Entire Agreement. This Agreement and each of the exhibits attached hereto set forth all (and are intended by all parties hereto to be an integration of all) of the promises, agreements, conditions, understandings, warranties, and representations among the parties hereto with respect to the Company; and there are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied, among them other than as set forth herein.

16.15         Attorneys’ Fees. Should any party hereto institute any action or proceeding in court to enforce any provision hereof or for damages by reason of any alleged breach of any provision of this Agreement or for any other judicial remedy, the prevailing party shall be entitled to receive from the losing party all reasonable attorneys’ fees and all court costs in connection with said proceeding.

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16.16      Reimbursement of SRT Expenses. Notwithstanding anything herein to the contrary, the Company shall reimburse SRT and Cadence (i) for the reasonable costs incurred by them in doing due diligence to determine whether to invest in the Company, including without limitation, reasonable travel expenses for inspection of the Real Property and the reasonable attorneys’ fees incurred by SRT and Cadence in reviewing, and commenting on this Agreement, and (ii) travel expenses or other third-party costs such as entity filing fees incurred by SRT and Cadence in connection with the Company’s business, not to exceed $10,000 per calendar year. Such amounts shall be reimbursed within ten (10) days after SRT or Cadence submits a request therefor.

16.17      Events of Default. For purposes of this Agreement, an “Event of Default” shall refer to the following events:

(a)          Fraud, gross negligence or willful misconduct by the Manager;

(b)          Embezzlement or theft by the Manager; provided, however, if the embezzlement or theft was caused by an unaffiliated agent of the Manager without the knowledge or consent of the Manager, then no Event of Default shall have occurred hereunder; and

(c)          A notice of default by the Lender that the Guarantor has caused a default under any Loan Guaranty, as defined in the Loan Documents, as a result of fraud, embezzlement or theft on the part of the Guarantor, or other breach of any covenant under the terms and conditions of the Guaranty applicable to Guarantor which is within the control of the Guarantor and such default has not been cured prior to the expiration of any applicable cure period, and further provided, if not so cured, that Lender takes actions to enforce its remedies under the Loan Documents to materially alter the benefit of the Loan to the Company.

16.18      Remedy. Upon an Event of Default beyond any applicable cure period:

(a)          SRT may terminate the Manager as manager of the Company (subject to any restrictions contained in the Loan Documents and in compliance with any provisions in the Loan Documents and the provisions of Section 16.18(b)) by giving Notice to the Manager, and either (i) become the Manager of the Company, or (ii) designate a third party (which may be an affiliate of SRT) to act as a successor Manager.

(b)          A condition to the exercise of SRT’s rights under Section 16.18(a) is that SRT or a third party designated by SRT (which may be an affiliate of SRT) shall replace Rothacker as a Guarantor under the Loan Documents.

(c)          If any provisions in the Loan Documents restrict or impede SRT in the exercise of its rights under this Section 16.18, SRT shall have the right to cause the Company to refinance or repay the Loan, and Manager shall not have the right to disapprove such refinancing unless Manager is subject to direct liability under the terms of the new Loan Documents.

(d)          If SRT removes Sunset & Gardner LA LLC as the Manager, SRT shall indemnify and hold Rothacker and Manager harmless from any loss, damage, or claim, including reasonable attorney fees, arising subsequent to his removal by reason of any act or omission performed or omitted by the Company, SRT, or a substitute guarantor and their respective agents under the Loan Documents, including under any guaranty from and after the date of such removal.

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(e)          Following any such removal for cause, Sunset & Gardner LA LLC shall no longer be considered a voting Member of the Company, but the Company shall continue to be obligated to pay Sunset & Gardner LA LLC any amounts due pursuant to the terms of Sunset & Gardner LLC’s 50% profits interest hereunder, which profits interest shall not be amended or deleted without the written consent of Sunset & Gardner LA LLC.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Members and Manager have caused this Operating Agreement to be signed effective as of the date and year first above written.

MEMBERS (SRT and Manager):

Sunset & Gardner LA LLC,
A Colorado limited liability company

By:	/s/ William Rothacker,
William Rothacker, its Manager

SRT

SRTCC SG, LLC,
A Delaware limited liability company

By:	/s/ Andrew Batinovich,
Andrew Batinovich, its President

MANAGER:
Sunset & Gardner LA LLC,
A Colorado limited liability company,

By:	/s/ William R. Rothacker
William R. Rothacker, its Manager

EXHIBIT A: Names, Addresses, Initial Capital Contributions,
Percentage Interests, and Profits Interests of Members

Name and Address	Initial Capital Contribution	Subsequent Capital Contribution	Percentage Interests	Profits Interest

Sunset & Gardner LLC 6400 South Fiddler’s Green Circle, Suite 1820 Greenwood Village, CO 80111	$0.00	$0.00	0%	50%
SRTCC SG, LLC 400 S. El Camino Real, Suite 1100 San Mateo, CA 94402 Attn: Andrew Batinovich	$7,000,000.00	$700,000.00	100%	50%

TOTALS	$7,000,000.00	$700,000	100.00%	100.00%

EXHIBIT B: Legal Description

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF LOS ANGELES, STATE OF CALIFORNIA, AND DESCRIBED AS FOLLOWS:

PARCEL 1: (PARCEL NO. 5550-013-022)

THAT PORTION OF THE "LOS ANGELES AND PACIFIC RAILWAY, 35 FEET WIDE", AS SHOWN ON PLAT OF "A, GARDNER'S WEST OF HOLLYWOOD SUBDIVISION", IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 1 PAGE 20 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE WESTERLY LINE OF LOT 2 OF SAID "A", GARDNER'S WEST OF HOLLYWOOD SUBDIVISION", DISTANT NORTHERLY THEREON 122.90 FEET FROM THE SOUTHWESTERLY CORNER OF SAID LOT; THENCE EASTERLY ALONG A LINE DRAWN PARALLEL WITH THE NORTHERLY LINE OF THE LOT TO THE INTERSECTION OF SAID PARALLEL LINE WITH THE NORTHWESTERLY LINE OF THE SAID LOS ANGELES AND PACIFIC RAILWAY AND THE TRUE POINT OF BEGINNING; THENCE NORTHEASTERLY ALONG THE SAID NORTHWESTERLY LINE TO A LINE PARALLEL WITH AND 50.00 FEET SOUTHERLY MEASURED AT RIGHT ANGLES FROM THE SOUTHERLY LINE OF THE LAND CONVEYED TO THE LOS ANGELES CITY SCHOOL DISTRICT OF LOS ANGELES COUNTY, BY DEED RECORDED IN BOOK 3510 PAGE 287, OF OFFICIAL RECORDS; THENCE SOUTHEASTERLY ALONG A LINE DRAWN AT RIGHT ANGLES FROM SAID NORTHWESTERLY LINE TO THE CENTERLINE OF SAID RAILWAY; THENCE SOUTHWESTERLY ALONG SAID CENTERLINE TO A LINE DRAWN AT RIGHT ANGLES FROM SAID NORTHWESTERLY LINE AND WHICH PASSES THROUGH THE TRUE POINT OF BEGINNING; THENCE NORTHWESTERLY THEREON TO THE SAID TRUE POINT OF BEGINNING.

PARCEL 2: (PARCEL NO. 5550-013-019)

THAT PORTION OF THE LOS ANGELES AND PACIFIC RAILWAY, 35 FEET WIDE, AS SHOWN ON PLAT OF "A GARDNER'S WEST OF HOLLYWOOD SUBDIVISION", IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 1 PAGE 20 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF LOT 2 OF SAID "A, GARDNER'S WEST OF HOLLYWOOD SUBDIVISION"; THENCE NORTH ALONG THE WEST LINE OF SAID LOT, A DISTANCE OF 122.90 FEET; THENCE EAST PARALLEL WITH THE SOUTH LINE OF SAID LOT TO THE NORTHWESTERLY LINE OF SAID LOS ANGELES AND PACIFIC RAILWAY AND THE TRUE POINT OF BEGINNING; THENCE SOUTHEASTERLY ALONG A LINE DRAWN AT RIGHT ANGLES TO SAID NORTHWESTERLY LINE TO THE CENTERLINE OF SAID RAILWAY; THENCE SOUTHWESTERLY ALONG SAID CENTERLINE TO THE EASTERLY PROLONGATION OF THE SOUTH LINE OF SAID LOT 2; THENCE WESTERLY ALONG SAID PROLONGATION TO THE NORTHWESTERLY LINE OF SAID RAILWAY; THENCE NORTHEASTERLY ALONG SAID NORTHWESTERLY LINE TO THE TRUE POINT OF BEGINNING.

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PARCEL 3: (PARCEL NO. 5550-013-015)

THAT PORTION OF LOT 2 OF "A, GARDNER'S WEST OF HOLLYWOOD SUBDIVISION", IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 1 PAGE 20 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF SAID LOT; THENCE NORTH ALONG THE WEST LINE OF SAID LOT, 122.90 FEET; THENCE EAST PARALLEL WITH THE SOUTH LINE OF SAID LOT TO A POINT IN THE NORTHWESTERLY LINE OF LOS ANGELES AND PACIFIC RAILWAY RIGHT OF WAY; THENCE IN A SOUTHWESTERLY DIRECTION ALONG THE NORTHWESTERLY LINE OF SAID RIGHT OF WAY TO THE SOUTHEAST CORNER OF SAID LOT; THENCE WEST ALONG THE SOUTH LINE OF SAID LOT TO THE POINT OF BEGINNING.

PARCEL 4: (PARCEL NO. 5550-013-014)

THAT PORTION OF LOT 2 OF "A, GARDNER'S WEST OF HOLLYWOOD SUBDIVISION", IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 1, PAGE 20 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE WESTERLY LINE OF LOT 2, DISTANT NORTHERLY THEREON, 122.90 FEET FROM THE SOUTHWESTERLY CORNER OF SAID LOT; THENCE FROM SAID POINT OF BEGINNING, EASTERLY ALONG A LINE DRAWN PARALLEL WITH THE NORTHERLY LINE OF SAID LOT TO THE INTERSECTION OF SAID PARALLEL WITH THE WESTERLY LINE OF THE RIGHT OF WAY OF THE PACIFIC ELECTRIC RAILROAD; THENCE NORTHEASTERLY ALONG SAID WESTERLY LINE OF SAID RIGHT OF WAY TO ITS INTERSECTION WITH A LINE DRAWN PARALLEL WITH AND DISTANT 50 FEET SOUTHERLY AT RIGHTS ANGLES FROM THE SOUTHERLY LINE OF THE LAND CONVEYED TO THE LOS ANGELES CITY SCHOOL DISTRICT OF LOS ANGELES COUNTY, BY DEED RECORDED IN BOOK 3510, PAGE 287, OF OFFICIAL RECORDS OF SAID COUNTY; THENCE WESTERLY ALONG SAID LAST MENTIONED PARALLEL LINE TO A POINT IN THE WESTERLY LINE OF SAID LOT 2; THENCE SOUTHERLY ALONG SAID WESTERLY LINE 80 FEET, MORE OR LESS, TO THE POINT OF BEGINNING.

PARCEL 5: (PARCEL NO. 5550-013-021)

THAT STRIP OF LAND (THE "STRIP"), THIRTY-FIVE FEET (35') WIDE, MARKED "LOS ANGELES PACIFIC RAILWAY" BEING A PART OF SECTION 9, TOWNSHIP 1 SOUTH, RANGE 14 WEST, SAN BERNARDINO BASE AND MERIDIAN AND SHOWN AS EXTENDING NORTHEAST FROM THE NORTH LINE OF SUNSET BOULEVARD TO THE WEST LINE OF VISTA STREET ON THE MAP OF A. GARDNER'S WEST OF HOLLYWOOD SUBDIVISION, RECORDED IN BOOK 1, PAGE 20 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF LOS ANGELES, STATE OF CALIFORNIA, AND ON THE MAP OF A. GARDNER TRACT RECORDED IN BOOK 6, PAGE 107 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY BEING A RESUBDIVISION OF LOTS 1, 3, AND 4 OF A. GARDNER'S WEST OF HOLLYWOOD SUBDIVISION AS RECORDED IN MAP BOOK 1, PAGE 20 OF MAPS.

EXCEPTING THEREFROM THAT PORTION OF THE "LOS ANGELES PACIFIC RAILWAY" STRIP OF LAND (35 FEET WIDE) A SHOWN ON THE MAP OF A GARDNER TRACT, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, RECORDED IN BOOK 6, PAGE 107 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDED OF SAID COUNTY, DESCRIBED AS FOLLOWS:

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BEGINNING AT THE MOST WESTERLY CORNER OF LOT 1, IN BLOCK 1 OF SAID A. GARDNER TRACT; THENCE EASTERLY ALONG THE SOUTHERLY LINE OF SAID LOT 1 A DISTANCE OF 110.92 FEET; THENCE NORTHERLY ALONG A LINE DRAWN AT RIGHT ANGLES TO SAID SOUTHERLY LINE, TO THE SOUTHEASTERLY LINE OF SAID "LOS ANGELES PACIFIC RAILWAY" STRIP OF LAND (35 FEET WIDE) AND THE TRUE POINT OF BEGINNING; THENCE NORTHWESTERLY ALONG A LINE DRAWN AT RIGHT ANGLES TO SAID SOUTHEASTERLY LINE, TO THE CENTERLINE OF SAID STRIP OF LAND; THENCE NORTHEASTERLY ALONG SAID CENTER LINE TO LINE DRAWN AT RIGHT ANGLES TO SAID SOUTHEASTERLY LINE FROM THE MOST NORTHERLY CORNER OF SAID LOT 1; THENCE SOUTHEASTERLY ALONG SAID LINE SO DRAWN, TO SAID MOST NORTHERLY CORNER; THENCE SOUTHWESTERLY ALONG SAID SOUTHEASTERLY LINE OF SAID STRIP OF LAND TO THE TRUE POINT OF BEGINNING.

ALSO EXCEPTING THEREFROM THAT PORTION OF THE "LOS ANGELES AND PACIFIC RAILWAY, 35 FEET WIDE", AS SHOWN ON PLAT OF "A. GARDNER'S WEST OF HOLLYWOOD SUBDIVISION", IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 1, PAGE 20 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE WESTERLY LINE OF LOT 2 OF SAID A. GARDNER'S WEST OF HOLLYWOOD SUBDIVISION, DISTANT NORTHERLY THEREON 122.90 FEET FROM THE SOUTHWESTERLY CORNER OF SAID LOT; THENCE EASTERLY ALONG A LINE DRAWN PARALLEL WITH THE NORTHERLY LINE OF THE LOT, TO THE INTERSECTION OF SAID PARALLEL WITH THE NORTHWESTERLY LINE OF THE SAID LOS ANGELES AND PACIFIC RAILWAY AND THE TRUE POINT OF BEGINNING; THENCE NORTHEASTERLY ALONG THE SAID NORTHWESTERLY LINE TO A LINE PARALLEL WITH AND 50.00 FEET SOUTHERLY, MEASURED AT RIGHT ANGLES, FROM THE SOUTHERLY LINE OF THE LAND CONVEYED TO THE LOS ANGELES CITY SCHOOL DISTRICT OF LOS ANGELES COUNTY BY DEED RECORDED IN BOOK 3510, PAGE 287 OF OFFICIAL RECORDS; THENCE SOUTHEASTERLY ALONG A LINE DRAWN AT RIGHT ANGLES FROM SAID NORTHWESTERLY LINE TO THE CENTER LINE OF SAID RAILWAY; THENCE SOUTHWESTERLY ALONG SAID CENTER LINE TO A LINE DRAWN AT RIGHT ANGLES FROM SAID NORTHWESTERLY LINE AND WHICH PASSES THROUGH THE TRUE POINT OF BEGINNING; THENCE NORTHWESTERLY THEREON TO THE SAID TRUE POINT OF BEGINNING.

ALSO EXCEPTING THEREFROM THAT PORTION OF THE LOS ANGELES AND PACIFIC RAILWAY, 35 FEET WIDE, AS SHOWN ON PLAT OF "A. GARDNER'S WEST OF HOLLYWOOD SUBDIVISION", IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 1, PAGE 20 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF LOT 2 OF SAID "A, GARDNER'S WEST OF HOLLYWOOD SUBDIVISION"; THENCE NORTH ALONG THE WEST LINE OF SAID LOT, A DISTANCE OF 122.90 FEET; THENCE EAST PARALLEL WITH THE SOUTH LINE OF SAID LOT TO THE NORTHWESTERLY LINE OF SAID LOS ANGELES AND PACIFIC RAILWAY AND THE TRUE POINT OF BEGINNING; THENCE SOUTHEASTERLY ALONG A LINE DRAWN AT RIGHT ANGLES TO SAID NORTHWESTERLY LINE TO THE CENTER LINE OF SAID RAILWAY; THENCE SOUTHWESTERLY ALONG SAID CENTER LINE TO THE EASTERLY PROLONGATION OF THE SOUTH LINE OF SAID LOT 2: THENCE WESTERLY ALONG SAID PROLONGATION TO THE NORTHWESTERLY LINE OF SAID RAILWAY; THENCE NORTHEASTERLY ALONG SAID NORTHWESTERLY LINE TO THE TRUE POINT OF BEGINNING.

B-3

ALSO EXCEPTING THEREFROM THAT PORTION OF THE LOS ANGELES AND PACIFIC RAILWAY, 35 FEET WIDE, AS SHOWN ON PLAT OF "A. GARDNER'S WEST OF HOLLYWOOD SUBDIVISION", IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 1, PAGE 20 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST WESTERLY CORNER OF LOT 1 OF SAID "A. GARDNER'S WEST OF HOLLYWOOD SUBDIVISION"; THENCE EASTERLY ALONG THE SOUTH LINE OF SAID LOT 1, A DISTANCE OF 60.92 FEET; THENCE NORTHERLY ALONG, A LINE DRAWN AT RIGHT ANGLES TO SAID SOUTH LINE TO THE SOUTHEASTERLY LINE OF SAID LOS ANGELES AND PACIFIC RAILWAY AND THE TRUE POINT OF BEGINNING; THENCE NORTHWESTERLY ALONG A LINE DRAWN AT RIGHT ANGLES TO SAID SOUTHEASTERLY LINE, TO THE CENTER LINE OF SAID RAILWAY; THENCE SOUTHWESTERLY ALONG SAID CENTER LINE TO THE WESTERLY PROLONGATION OF THE SOUTH LINE OF SAID LOT 1; THENCE EASTERLY ALONG SAID PROLONGATION TO THE SOUTHEASTERLY LINE OF SAID RAILWAY; THENCE NORTHEASTERLY ALONG SAID SOUTHEASTERLY LINE TO THE TRUE POINT OF BEGINNING.

ALSO EXCEPT THAT PORTION LYING WITHIN PARCEL MAP L.A. NO. 2005-7700, FILED IN BOOK 362 PAGES 34 AND 35 OF PARCEL MAPS OF SAID COUNTY.

PARCEL 6: (PARCEL NO. 5550-013-001)

THAT PORTION OF LOT 1 IN BLOCK OF A. GARDNER TRACT, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 6, PAGE 107 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, LYING WESTERLY OF A LINE EXTENDING NORTHERLY AT RIGHT ANGLES FROM THE SOUTH LINE OF SAID LOT 1 FROM A POINT IN SAID SOUTH LINE THAT IS DISTANT EASTERLY 60.92 FEET FROM THE MOST WESTERLY CORNER OF SAID LOT.

PARCEL 7:

AN EASEMENT TO BE USED IN COMMON WITH OTHERS FOR WALKWAY PURPOSES, OVER THE EASTERLY 5 FEET OF THAT PORTION OF LOT 1 IN BLOCK 1 OF A. GARDNER TRACT, IN THE CITY OF LOS ANGELES, AS PER MAO RECORDED IN BOOK 6, PAGE 107 OF SAID MAP RECORDS, LYING WESTERLY OF A LINE EXTENDING NORTHERLY AT RIGHT ANGLES FROM THE SOUTH LINE OF SAID LOT 1 FROM A POINT IN SAID SOUTH LINE THAT IS DISTANT EASTERLY 65.92 FEET FROM THE MOST WESTERLY CORNER OF SAID LOT.

PARCEL 8: (PARCEL NO. 5550-013-020)

THAT PORTION OF THE LOS ANGELES AND PACIFIC RAILWAY, 35 FEET WIDE, AS SHOWN ON PLAT OF "A. GARNER'S WEST OF HOLLYWOOD SUBDIVISION", IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 1, PAGE 20 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

B-4

BEGINNING AT THE MOST WESTERLY CORNER OF LOT 1 OF SAID "A. GARDNER'S WEST OF HOLLYWOOD SUBDIVISION"; THENCE EASTERLY ALONG THE SOUTH LINE OF SAID LOT 1, A DISTANCE OF 60.92 FEET; THENCE NORTHERLY ALONG A LINE DRAWN AT RIGHT ANGLES TO SAID SOUTH LINE, TO THE SOUTHEASTERLY LINE OF SAID LOS ANGELES AND PACIFIC RAILWAY AND THE TRUE POINT OF BEGINNING; THENCE NORTHWESTERLY ALONG A LINE DRAWN AT RIGHT ANGLES TO SAID SOUTHEASTERLY LINE, TO THE CENTER LINE OF SAID RAILWAY; THENCE SOUTHWESTERLY ALONG SAID CENTER LINE TO THE WESTERLY PROLONGATION OF THE SOUTH LINE OF SAID LOT 1; THENCE EASTERLY ALONG SAID PROLONGATION TO THE SOUTHEASTERLY LINE OF SAID RAILWAY; THENCE NORTHEASTERLY ALONG SAID SOUTHEASTERLY LINE TO THE TRUE POINT OF BEGINNING.

APN: 5550-013-014, 015, 019, 021 22, 5550-013-001 & 020

B-5

EXHIBIT C: SPE-Appendices

So long as the $10,700,000 loan from Buchanan Mortgage Holdings, LLC, a Delaware limited liability company (“Lender”) to the Company remains in effect, the Company shall be a “Single Purpose Entity” as defined in the Loan Agreement executed by and between the Company and Lender.

C-1

EXHIBIT D: REIT Reporting Requirements

And

Prohibited Transactions

Provide any services to Tenants that are not customary in the greater Los Angeles Metropolitan area.

Invest cash in anything other than domestic bank accounts or the Property.

Enter into any hedging transactions.

Hold any promissory notes, corporate stock, partnership or LLC interests (other than in any permitted wholly owned subsidiaries) or other security

Own any property other than the Property

REIT Reporting Requirements:

Information reasonably requested by SRT’s tax advisors confirming compliance with the quarterly REIT Asset Test.

Information reasonably requested by SRT’s tax advisors confirming (A) an ability to comply with the REIT Income Tests, within 25 days after the end of the third calendar quarter and (B) compliance with the REIT Income Tests, within 25 days after the end of the fourth calendar quarter.

Responses to questions contained in the Deloitte Tax LLP REIT Checklist, by February 15 of the year following each year at issue.

Details of any dispositions of assets by the Company where the asset in question has been held by the Company for a period of two years or less, within ten days of each asset disposition in question.

All inquiries/requests from SRT’s tax advisors shall be sufficiently detailed to provide reasonable guidance to the Company’s accountants in providing the Company’s response, and SRT shall use reasonable efforts to cause its tax advisors to respond to any questions from the Company on these issues in a prompt fashion.

D-1

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Table of Contents

		Page

16.12	Counterparts	40
16.13	Further Assurances	40
16.14	Entire Agreement	40
16.15	Attorneys’ Fees	40
16.16	Reimbursement of SRT Expenses	41
16.17	Events of Default	41
16.18	Remedy	41

EXHIBITS

Exhibit A	Names, Addresses, Initial Capital Contributions, Percentage Interests, and Profits Interests of Members
Exhibit B	Legal Description
Exhibit C	SPE-Appendices
Exhibit D	REIT Reporting Requirements and Prohibited Transactions

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